Exhibit 3.1

Execution Version

LIMITED LIABILITY COMPANY AGREEMENT

OF

ORTP, LLC

Dated as of January 24, 2013

TABLE OF CONTENTS

Page

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ANNEX I	Definitions
SCHEDULES
	Schedule 1.A	Portfolio Companies
	Schedule 1.B	Project Companies and Projects
	Schedule 4.2(d)	Capital Accounts
	Schedule 4.3(b)	PTC Schedule
	Schedule 8.5	Insurance
	Schedule 9	Transfer Representations and Warranties
EXHIBITS
	Exhibit A	Base Case Model
	Exhibit B	Form of Certificate for Class A Membership Interest
	Exhibit C	Form of Certificate for Class B Membership Interest
	Exhibit D	Form of Operations Report
	Exhibit E	Form of Distribution Report
	Exhibit F	Form of Working Capital Loan Note
	Exhibit G	Form of Cure Loan Note
	Exhibit H	Form of PTC Report

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LIMITED LIABILITY COMPANY AGREEMENT

OF

ORTP, LLC

This Limited Liability Company Agreement (this “Agreement”) of ORTP, LLC, a Delaware limited liability company (the “Company”), dated as of January 24, 2013 (the “Effective Date”), between Ormat Nevada, Inc., a Delaware corporation (“Ormat”) and JPM Capital Corporation, a Delaware corporation (“JPM”) is adopted, executed and agreed to, for good and valuable consideration, by the Members (as defined below).

Preliminary Statements

1.           The Company was formed by the filing of its Certificate of Formation with the Secretary of State of the State of Delaware on January 18, 2013 (the “Certificate of Formation”).

2.           The Company owns 100 percent of the limited liability company interests or shares, as applicable, of each of the companies listed on Schedule 1.A hereto.  The companies listed on Schedule 1.A are collectively referred to as the “Portfolio Companies.”

3.           The Portfolio Companies own the relevant percentage listed opposite such Portfolio Company of the limited liability company interests or shares, as applicable, of each of the companies listed on Schedule 1.B hereto.  The companies listed on Schedule 1.B are collectively referred to as the “Portfolio Subsidiaries” and with the Portfolio Companies are collectively referred to as the “Project Companies.”  Each of the Portfolio Subsidiaries owns and operates one or more geothermal power projects (collectively, the “Projects”), as further described on Schedule 1.B.

4.           Pursuant to the Equity Contribution Agreement between Ormat and JPM, dated as of January 24, 2013 (the “Contribution Agreement”), JPM agreed to make a capital contribution to the Company in exchange for 100 percent of the Class B Membership Interests (as defined below) in the Company in accordance with the Contribution Agreement and JPM will be admitted as a Member of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree to adopt this Agreement with respect to various matters relating to the Company and the Members to read as follows:

ARTICLE I
DEFINITIONS

Section 1.1              Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in Annex I hereto.

Section 1.2              Other Definitional Provisions.

(a)           All terms in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)           As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP.  To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

(c)           The words “hereof,” “herein,” “hereunder,” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section references contained in this Agreement are references to Sections in this Agreement unless otherwise specified.  The term “including” shall mean “including without limitation.”

(d)           The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)           Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

(f)           Any references to a Person are also to its permitted successors and assigns.

ARTICLE II
CONTINUATION; OFFICES; TERM

Section 2.1              Formation of the Company.  The Company was formed as a Delaware limited liability company by the filing of the Certificate of Formation, dated as of January 18, 2013 (the “Formation Date”), with the Secretary of State of the State of Delaware pursuant to the Act.

Section 2.2              Name, Office and Registered Agent

(a)           The name of the Company shall be “ORTP, LLC “ or such other name or names as may be agreed to by the Members from time to time.  The principal office of the Company shall be 6225 Neil Road, Suite 300, Reno, NV 89511-1136.  The Managing Member may at any time change the location of such office to another location, provided that the Managing Member gives prompt written notice of any such change to the Members and the registered agent of the Company.

(b)           The registered office of the Company in the State of Delaware is located at c/o HIQ Corporate Services, Inc., 3500 South Dupont Highway, Dover, Delaware 19901.  The registered agent of the Company for service of process at such address is HIQ Corporate Services, Inc.  The registered office and registered agent may be changed by the Managing Member at any time in accordance with the Act provided that the Managing Member gives prompt written notice of any such change to all Members.  The registered agent’s primary duty as such is to forward to the Company at its principal office and place of business any notice that is served on it as registered agent.

Section 2.3              Purpose.  The nature of the business or purpose to be conducted or promoted by the Company is:  (i) to acquire, own, hold or dispose of the limited liability company interests or shares, as applicable, in the Project Companies and/or the Projects; (ii) to enter into the Transactions Documents to which it is a party, and to engage in the transactions contemplated by the Transaction Documents; and (iii) to engage in any lawful act or activity, enter into any agreement and to exercise any powers permitted to limited liability companies formed under the Act that are incidental to or necessary, suitable or convenient for the accomplishment of the purposes specified above.

Section 2.4              Term.  The term of the Company commenced on January 18, 2013, and shall continue indefinitely or until the Company is dissolved in accordance with the terms hereof or as otherwise provided by law (the “Termination Date”).

Section 2.5              Organizational and Fictitious Name Filings; Preservation of Limited Liability.  Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Managing Member shall cause the Company to register as a foreign limited liability company and file such fictitious or trade names, statements or certificates in such jurisdictions and offices as necessary or appropriate for the conduct of the Company’s operation of its business.  The Managing Member may take any and all other actions as may be reasonably necessary or appropriate to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of Delaware and any other state or jurisdiction other than Delaware in which the Company engages in business and continue the Company as a limited liability company and to protect the limited liability of the Members as contemplated by the Act.

Section 2.6              No Partnership Intended.  Other than for purposes of determining the status of the Company under the Code and the applicable Treasury Regulations and under any applicable state, municipal or other income tax law or regulation, the Members intend that the Company not be a partnership, limited partnership, joint venture or other arrangement and this Agreement shall not be construed to suggest otherwise.

ARTICLE III
RIGHTS AND OBLIGATIONS OF THE MEMBERS

Section 3.1              Membership Interests.

(a)           The Membership Interests comprise 1,000 Class A Membership Interests (the “Class A Membership Interests”) and 1,000 Class B Membership Interests (the “Class B Membership Interests”).

(b)           The Class A Membership Interests and the Class B Membership Interests shall (i) have the rights and obligations ascribed to such Membership Interests in this Agreement and the Act; (ii) be evidenced solely by certificates in the forms annexed hereto as Exhibit B and Exhibit C, respectively, or such other form as may be prescribed from time to time by any Legal Requirements; (iii) be recorded in a register of Membership Interests; (iv) be transferable only on recordation of such Transfer in the register of Membership Interests, upon compliance with the provisions of Article IX hereof and upon presentation of the certificates duly endorsed for Transfer, or accompanied by assignment documentation in accordance with Article IX hereof; (v) be “securities” governed by Article 8 of the UCC in any jurisdiction (x) that has adopted revisions to Article 8 of the UCC substantially consistent with the 1994 revisions to Article 8 adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and (y) whose laws may be applicable, from time to time, to the issues of perfection, the effect of perfection or non-perfection, and the priority of a security interest in Membership Interests in the Company; and (vi) be personal property.

(c)           The Company shall be entitled to treat the registered holder of a Membership Interest, as shown in the register of Membership Interests referred to in Section 3.1(b) of this Agreement as the Member for all purposes of this Agreement, except that the Manager may record in the register of Membership Interests any security interest of a secured party pursuant to any security interest permitted by this Agreement.

(d)           If a Member transfers all of its Membership Interest to another Person pursuant to and in accordance with the terms set forth in Article IX, the transferor shall automatically cease to be a Member.

Section 3.2              Actions by the Members.

(a)           Except as otherwise permitted by this Agreement (including Section 3.2(e) below), all actions of the Members shall be taken at meetings of the Members which may be called by any Member for any reason and shall be called by the Managing Member within ten days following the written request of a Member.  The Members may conduct any Company business at any such meeting that is permitted under the Act or this Agreement.  Meetings shall be at a reasonable time and place.  Accurate minutes of any meeting shall be taken and filed with the minute books of the Company.  Following each meeting, the minutes of the meeting shall be sent to each Member.

(b)           Members may participate in any meeting of the Members by means of conference telephone or other communications equipment so that all persons participating in the meeting can hear each other or by any other means permitted by law.  Such participation shall constitute presence in person at such meeting.

(c)           The presence in person or by proxy of Members owning more than 50 percent of the aggregate Class A Membership Interests and more than 50 percent of the aggregate Class B Membership Interests shall constitute a quorum for purposes of transacting business at any meeting of the Members.

(d)           Written notice stating the place, day and hour of the meeting of the Members, and the purpose or purposes for which the meeting is called, shall be delivered by or at the direction of the Managing Member, to each Member of record entitled to vote at such meeting not less than five Business Days nor more than 30 days prior to the meeting.  Notwithstanding the foregoing, meetings of the Members may be held without notice so long as all the Members are present in person or by proxy.

(e)           Any action of the Members that may be taken at a meeting of the Members may be taken by the Members without a meeting if such action is proposed by written notice to the Members as provided in this Section 3.2(e) and is authorized or approved by the written consent of Members representing sufficient Membership Interests (based on voting power of such Membership Interests) to authorize or approve such action pursuant to this Agreement.  Written notice stating the proposed Member action, authorization or approval to be considered, together with relevant materials and information reasonably necessary for the Members to consider such action, authorization or approval, shall be delivered by or at the direction of the Managing Member to each Member of record entitled to vote on such matter not less than five Business Days nor more than 30 days prior to the time that such action, authorization or approval is proposed to take effect.  Where such action by written consent is authorized by unanimous written consent, no such prior notice is required.  A copy of any action taken by written consent must be sent promptly to all Members and all actions by written consent shall be filed with the minute books of the Company.

(f)           With respect to those matters required or permitted to be voted upon by the Members, or for which a consent or approval of Members is required or permitted, the affirmative vote, consent or approval of Members owning more than 50 percent of the outstanding Membership Interests (based on voting power of such Membership Interests) (the “Majority Vote”) shall be required to authorize or approve any such matter; provided that, for (i) Major Decisions prior to the Flip Date and (ii) Fundamental Decisions at any time during the term hereof, the affirmative vote, consent (including, without limitation in the form provided in Section 8.3(b) or 8.4(b) of this Agreement, as applicable) or approval of Class A Members owning more than 50 percent of the outstanding Class A Membership Interests and Class B Members owning more than 50 percent of the outstanding Class B Membership Interests shall be required to authorize or approve such Major Decision or Fundamental Decision, as applicable, in addition to any other approval required by this Agreement or the Act (each a “Super-Majority Vote”).  Except as otherwise expressly provided in this Agreement, no separate vote, consent or approval of either the Class A Members, acting as a class, or the Class B Members, acting as a class, shall be required to authorize or approve any matter for which a vote, consent or approval of Members is required under this Agreement.

(g)           The voting power of each Membership Interest for purposes of any vote, consent or approval of Members required under this Agreement or the Act shall be as follows:

(i)             each Class A Membership Interest shall be entitled to three votes; and

(ii)           each Class B Membership Interest shall be entitled to one vote.

Section 3.3              Management Rights.  No Member other than the Managing Member shall have any right, power or authority to take part in the management or control of the business of, or transact any business for, the Company, to sign for or on behalf of the Company or to bind the Company in any manner whatsoever.  Except as otherwise provided herein, neither the Managing Member nor the Manager shall hold out or represent to any third party that any other Member has any such power or right or that any Member is anything other than a member in the Company.  A Member shall not be deemed to be participating in the control of the business of the Company by virtue of its possessing or exercising any rights set forth in this Agreement or the Act or any other agreement relating to the Company.

Section 3.4             Other Activities.  Notwithstanding any duty otherwise existing at law or in equity, any Member or the Manager may engage in or possess an interest in other business ventures of every nature and description, independently or with others, even if such activities compete directly with the business of the Company, and neither the Company nor any of the Members shall have any rights by virtue of this Agreement in and to such independent ventures or any income, profits or property derived from them.

Section 3.5              No Right to Withdraw.  Except as otherwise expressly provided in this Agreement, no Member shall have any right to voluntarily resign or otherwise withdraw from the Company without the prior written consent of remaining Members of the Company representing 95 percent of the remaining Membership Interests (based on voting power of such Membership Interests), in their sole and absolute discretion.

Section 3.6              Limitation of Liability of Members.

(a)           Each Member’s liability shall be limited as set forth in the Act and other applicable Legal Requirements.  Except as otherwise required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Members of the Company shall not be obligated personally for any of such debts, obligations or liabilities solely by reason of being a Member of the Company.  In no event shall any Member or the Manager be liable under this Agreement to another Member for any lost profits of, or any consequential, punitive, special or incidental damages incurred by, such Member arising from a breach of this Agreement, provided that this shall in no way limit any such liability of a Member or the Manager to another Member under any other Transaction Document; provided, further, that to the extent PTCs are lost as a result of representations made by the Class A Member in the Transaction Documents not being true and correct in any respect when made or deemed made, or the breach of any covenant, obligation or agreement by Class A Member or an Affiliate of the Class A Member, the value of such lost PTCs shall be recoverable as damages and will not constitute consequential, punitive, special, incidental or exemplary damages, whether or not the underlying loss of production constitutes consequential damages for which no recovery hereunder is permitted.

(b)           Each of the Members shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any other Person who is a Member, the Manager or any officer or employee of the Company, or by any other individual as to matters the Members reasonably believe are within such other individual’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distribution to the Members might properly be paid.

(c)           To the extent that, at law or in equity, a Member, in its capacity as a member or manager of the Company or otherwise, has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member or other Person bound by this Agreement, such Member, acting under this Agreement shall not be liable to the Company or to any Member or other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement; provided, that this Section 3.6(c) shall not be construed to limit obligations or liabilities therefor, in each case as expressly stated in this Agreement or any other Transaction Document.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Member, in its capacity as a member or manager of the Company or otherwise, otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Member.

(d)           Ormat, in its capacity as a Member, Managing Member or Manager, shall not have any liability for breach of contract (except as provided in (i) and (ii) below) or breach of duties (including fiduciary duties) of a member or manager to the Company or to any other Person that is a party to or is otherwise bound by this Agreement, in each case, to the fullest extent permitted by the Act; provided, that (i) this Agreement shall not limit or eliminate liability for any (x) obligations expressly imposed on Ormat, as Member, Managing Member or Manager, pursuant to this Agreement or any other Transaction Document or (y) act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing or (z) fraud, willful misconduct or gross negligence and (ii) this Section 3.6(d) shall not limit or eliminate liabilities expressly stated in this Agreement or any other Transaction Document.

(e)           Liability to the Company, any Class B Member or any other Person bound by this Agreement for damages resulting from a breach or breaches by (i) the Manager of any of its obligations, covenants or agreements under the Management Services Agreement or (ii) by the Operator of any of its obligations, covenants or agreements under any O&M Agreement shall be separate and distinct from liabilities of Ormat in its capacity as a Class A Member; and damages resulting from such breach or breaches shall not be subject to the same aggregate indemnification limitations contained in Article XI regarding Class B Member Indemnified Costs.

Section 3.7              No Liability for Deficits.  Except to the extent otherwise provided by law with respect to third-party creditors of the Company and in Section 10.2(g), none of the Members shall be liable to the Company for any deficit in its Capital Account, nor shall such deficits be deemed assets of the Company.

Section 3.8              Company Property.  All property owned by the Company, whether real or personal, tangible or intangible and wherever located, shall be deemed to be owned by the Company, and no Member, individually, shall have any ownership of such property.

Section 3.9              Retirement, Resignation, Expulsion, Incompetency, Bankruptcy or Dissolution of a Member.  The retirement, resignation, expulsion, Bankruptcy or dissolution of a Member shall not, in and of itself, dissolve the Company.  The successors in interest to the bankrupt Member shall, for the purpose of settling the estate, have all of the rights of such Member, including the same rights and subject to the same limitations that such Member would have had under the provisions of this Agreement to Transfer its Membership Interest.  A successor in interest to a Member shall not become a substituted Member except as provided in this Agreement.

Section 3.10            Withdrawal of Capital.  No Member shall have the right to withdraw capital from the Company or to receive or demand distributions (except as to distributions of Distributable Cash as set forth in Article VI) or return of its Capital Contributions until the Company is dissolved in accordance with this Agreement and applicable provisions of the Act.  No Member shall be entitled to demand or receive any interest on its Capital Contributions.

Section 3.11            Representations and Warranties.  Each Member hereby represents and warrants to the Company and each other Member that the following statements are true and correct as of the date it becomes a Member (both immediately before and after the time it becomes a Member):

(a)           That Member is duly incorporated, organized or formed (as applicable), validly existing, and (if applicable) in good standing under the law of the jurisdiction of its incorporation, organization or formation; if required by applicable law, that Member is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation; and that Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by that Member have been duly taken.

(b)           That Member has duly executed and delivered this Agreement and the other documents contemplated herein, and they constitute the legal, valid and binding obligation of that Member enforceable against it in accordance with their terms (except as may be limited by Bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity).

(c)           That Member’s authorization, execution, delivery, and performance of this Agreement does not and will not (i) conflict with, or result in a breach, default or violation of, (A) the Organizational Documents of such Member, (B) any material contract or agreement to which that Member is a party or is otherwise subject, or (C) any law, rule, regulation, order, judgment, decree, writ, injunction or arbitral award to which that Member is subject; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Body or other Person, unless such requirement has already been satisfied.

(d)           That Member is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

(e)           That Member is an Unrelated Person.

(f)           That either (i) no part of the aggregate Capital Contribution made by that Member, constitutes assets of any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other “benefit plan investor” (as defined in U.S. Department of Labor Reg. §§2510.3-101 et seq.)  or assets allocated to any insurance company separate account or general account in which any such employee benefit plan or benefit plan investor (or related trust) has any interest or (ii) the source of the funding used to pay the Capital Contribution made by that Member is an “insurance company general account” within the meaning of Department of Labor Prohibited Transaction Exemption 95-60, issued July 12, 1995, and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceeds ten percent of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners “Annual Statement” filed with such Member’s state of domicile.

(g)           That Member is an “Accredited Investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  That Member has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Membership Interests and the Company, and all such questions have been answered to the full satisfaction of that Member.  That Member understands that the Membership Interests have not been registered under the Securities Act in reliance on an exemption therefrom, and that the Company is under no obligation to register the Membership Interests.  That Member will not transfer the Membership Interests in violation of the Securities Act or any other applicable securities laws.  That Member is purchasing the Membership Interests for its own account and not for the account of any other Person and not with a view to distribution or resale to others.

ARTICLE IV
CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 4.1              Capital Contributions.  Except as provided in this Article IV and Section 10.2(g) of this Agreement, no Member will be required to make any Capital Contributions to the Company after the Effective Date.

Section 4.2              Capital Accounts.

(a)           A capital account (a “Capital Account”) will be established and maintained for each Member.  If there is more than one Member in a class, then each of the Members in that class will have a separate Capital Account.

(b)           A Member’s Capital Account will be increased by (i) the amount of money the Member contributes to the Company (including the value of services deemed contributed to the Company by such Member which shall include operations and maintenance services provided for a reduced fee), (ii) the net value of any property the Member contributes or is deemed to contribute to the Company (i.e., the fair market value of the property net of liabilities secured by the property that the Company is considered to assume or take subject to under Section 752 of the Code), and (iii) the income and gain the Member is allocated by the Company, including any income and gain that are exempted from tax.  A Member’s Capital Account will be decreased by (i) the amount of Distributable Cash distributed or deemed distributed to the Member by the Company, (ii) the net value of any property distributed to the Member by the Company (i.e., the fair market value of the property net of liabilities secured by the property that the Member is considered to assume or take subject to under Section 752 of the Code), (iii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code (i.e., that cannot be capitalized or deducted in computing taxable income) that are allocated to the Member; and (iv) losses and deductions that are allocated to the Member.

(c)           The Company’s property will be revalued, and the Capital Accounts of the Members will be reset to reflect that revaluation as directed by Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to the following events:  (i) if any new or existing Member makes more than a de minimis Capital Contribution in exchange for a new or additional Membership Interest, (ii) if Distributable Cash or other property is distributed by the Company to a Member to redeem its Membership Interest, or (iii) if the Company is liquidated.

(d)           The Capital Account balances and Capital Interest of each Member on the Closing Date are shown in Schedule 4.2(d).

(e)           The Managing Member will update Schedule 4.2(d) from time to time as necessary to reflect accurately the information therein.  Any such updating will be consistent with how this Article IV requires that the Capital Accounts be maintained.  Any reference in this Agreement to Schedule 4.2(d) will be treated as a reference to Schedule 4.2(d) as amended and in effect from time to time.

(f)           If all or a portion of a Membership Interest in the Company is Transferred in accordance with the terms of this Agreement, then the transferee will succeed to the Capital Account of the transferor to the extent it relates to the Membership Interest so Transferred.

(g)           The provisions of this Agreement relating to maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and will be interpreted and applied in a manner consistent with such Treasury Regulation or any successor provision.

Section 4.3              Capital Contributions of the Class B Member.

(a)           Subject to Section 4.3(b) below, on each Contribution Date, the Class B Member shall contribute an amount equal to the applicable PTC Payment Rate as set forth in Schedule 4.3(b) multiplied by the dollar amount of PTCs actually allocated to the Class B Member (as set forth in the applicable PTC Report) in excess of the PTC Threshold Amount as set forth in Schedule 4.3(b) applicable for such period; provided, that, notwithstanding anything to the contrary herein, the aggregate obligation of the Class B Member to make contributions to the Company under this Section 4.3 shall not exceed $11 million.

(b)           Without limiting its obligation under Section 4.3(a), if (i) the Class B Member cannot determine the amount of the Capital Contribution it is required to make on any Contribution Date under Section 4.3(a) because the applicable PTC Report has not been delivered to such Class B Member as required pursuant to Section 7.1(f), (ii) a good faith dispute pursuant to Section 7.1(g) is ongoing with the Class B Member with respect to the calculation of items in a PTC Report or (iii) a good faith dispute pursuant to Section 13.11(b) is ongoing with such Class B Member as to whether the Flip Date has occurred, the Class B Member’s obligation to make such Capital Contribution shall automatically be extended, without any interest accruing thereon as a result of such delay, until, with respect to clause (i) above within 15 days following the delivery of such PTC Report or, with respect to clauses (ii) or (iii) above, resolution of such dispute pursuant to Section 7.1(g) or Section 13.11(b), as applicable.  If the Class B Member makes a Capital Contribution on a Contribution Date based upon an estimate of PTCs generated and allocated to the Class B Member that is later determined to be greater or lesser than the actual PTCs generated and allocated to the Class B Member, then the PTC Amount shall be reduced or increased as set forth in Schedule 4.3(b).  In addition, notwithstanding anything herein to the contrary, if (i) the Class A Member, in its capacity as the Managing Member, shall have breached Section 8.3, any covenant contained in Article XII in any material respect and such breach shall not have been cured, otherwise remedied, or waived or (ii) the Class A Member shall have breached any of its representations and warranties under Article III of the Contribution Agreement, under Section 3.11 hereof or breached its covenant under Article V of the Contribution Agreement or Article XII hereof and such breach has or is reasonably likely to have a Material Adverse Effect or has or is reasonably likely to have a materially adverse effect with respect to the Class B Member, then upon the occurrence of any of the preceding in clause (i) or (ii), the Class B Member shall have no obligation to make any Capital Contributions under Section 4.3(a) until such breach or default shall have been cured, remedied or waived, in which case, the Class B Member shall be obligated to make all Capital Contributions which it would have been required to make under Section 4.3(a) no later than 30 days following the cure, remedy or waiver of such breach or default and no interest shall accrue on any such obligations during such period.

(c)           In the event that the Class B Members fail to make any Capital Contribution under Section 4.3(a) within 20 Business Days from the date such Capital Contribution is required to be made in accordance with Section 4.3(a) (subject to any extension or suspension of such obligation under Section 4.3(b) and any ongoing dispute pursuant to Section 7.1(g) or Section 13.11(b), a “Class B Contribution Default”) (such undisputed amount being a “Class B Defaulted Contribution”), the Company shall distribute to the Class A Member the distributions of Distributable Cash otherwise distributable (assuming no Class B Defaulted Contribution had occurred) to the defaulting Class B Members under Section 6.1 in an amount up to the Class B Defaulted Contribution.  Effective immediately upon the occurrence of a Class B Contribution Default, and for as long thereafter as such Class B Contribution Default shall be continuing, the Class B Defaulted Contribution then due and payable shall bear interest at a rate that is equal to 8%, calculated on a per annum basis, and such amounts shall be immediately due and payable by the Class B Members upon the Class A Member’s demand.

(d)           All payments required to be made under this Section 4.3 shall be made by wire transfer in immediately available funds.

Section 4.4              Capex Contribution.  Ormat, or any Affiliate of Ormat, may make (but will have no obligation to make) Capital Contributions to the Company or any Project Company for any capital expenditures that the Managing Member determines (in its sole discretion and without any requirement for consent or other action by any Class B Member) is reasonable or advisable (any such contribution, a “Capex Contribution”).

Section 4.5              Working Capital Loans.  Ormat, or any Affiliate of Ormat, may make (but will have no obligation to make) loans to the Company or any Project Company, when and as needed (as determined by the Managing Member and without any requirement for consent or other action by any Class B Member), sufficient to cover working capital, maintenance and other similar expenditure needs of the Company or any of the Project Companies in an aggregate principal amount outstanding at any time not to exceed $5 million for the Company and all Project Companies, combined (any such loan, a “Working Capital Loan”).  All Working Capital Loans shall be unsecured and repaid out of available cash flow of the Company (if the Company is the borrower) or the relevant Project Company (if such Project Company is the borrower) before any distributions of Distributable Cash to members of such entity.  Any Working Capital Loans made by Ormat or an Affiliate of Ormat shall (a) be evidenced by a note substantially in form of Exhibit F hereto and (b) otherwise be on terms equivalent in all material respects to loans that would be available from a third party lender that is not an Affiliate of Ormat.

Section 4.6              OFC and OrCal Senior Notes.

(a)           Subject to Section 4.6(c), upon the occurrence of an OFC Senior Notes Trigger Event prior to the Flip Date, the Class A Member shall have the option, but not the obligation, to (x) pay all or any portion of the outstanding indebtedness under the OFC Senior Notes which payment may include a Cure Loan, or provide a guaranty to guarantee the indebtedness under the OFC Senior Notes so long as such payment or guaranty results in the cure or waiver of the applicable default under the OFC Senior Notes, or (y) purchase all the outstanding Class B Membership Interests for a purchase price in cash in an amount equal the higher of (I) the fair market value of such Class B Membership Interests, as determined by the Appraiser, and (II) an amount that preserves the Target Internal Rate of Return.

(b)           Subject to Section 4.6(c), upon the occurrence of an OrCal Senior Notes Trigger Event prior to the Flip Date, the Class A Member shall have the option, but not the obligation, to (x) pay all or any portion of the outstanding indebtedness under the OrCal Senior Notes which payment may include a Cure Loan, or provide a guaranty to guarantee the indebtedness under the OrCal Senior Notes so long as such payment or guaranty results in the cure or waiver of the applicable default under the OrCal Senior Notes, or (y) to purchase all the outstanding Class B Membership Interests for a purchase price in cash in an amount equal the higher of (I) the fair market value of such Class B Membership Interests, as determined by the Appraiser, and (II) an amount that preserves the Target Internal Rate of Return.

(c)           Prior to the Flip Date, if the Class A Member does not exercise its option set forth in Section 4.6(a) or 4.6(b) (as applicable) with respect to the OFC Senior Notes or OrCal Senior Notes, within three Business Days after the occurrence of such OFC Senior Notes Trigger Event or OrCal Senior Notes Trigger Event, as the case may be (a “Senior Note Default”), then forthwith, so long as such OFC Senior Notes Trigger Event or OrCal Senior Notes Trigger Event, as the case may be, shall be continuing, the Class B Member (or any of their Affiliates), upon at least two Business Days advance notice to the Class A Member, shall have the right, but not the obligation, to:

(i)           pay or discharge all or any portion of the outstanding indebtedness under (A) the OFC Senior Notes in the case of a continuing OFC Senior Notes Trigger Event or (B) the OrCal Senior Notes in the case of a continuing OrCal Senior Notes Trigger Event, as applicable, by making a Cure Loan (in the case of a partial payment or discharge, a “Class B Partial Payment Option” and, in the case of a full payment or  discharge, a “Class B Full Payment Option”); provided, that any such Class B Partial Payment Option may only be made in the case of a Trigger Event and only if it cures such Trigger Event; or

(ii)          pay or discharge all (but not a portion) of the outstanding indebtedness under (A) the OFC Senior Notes in the case of a continuing OFC Senior Notes Trigger Event or (B) the OrCal Senior Notes in the case of a continuing OrCal Senior Notes Trigger Event, as applicable, or in either case (A) or (B) above, or provide a guaranty or guarantees to guarantee such indebtedness and in consideration of paying, discharging or guaranteeing the obligation to repay such indebtedness (each of the options set forth above in this Section 4.6(c)(ii), a “Punch-out Option”).

(d)           In the event that the Class B Member exercises its rights under Section 4.6(c)(ii) above, Class A Member shall cooperate with the Company to cause the transfer to the Class B Member (or its designees), all of the Company’s ownership interests in either OrCal (following a Senior Note Default under the OrCal Senior Notes) or OFC (following a Senior Note Default under the OFC Senior Notes), as the case may be (the “Class A Membership Interests Transfer”); provided that prior to or simultaneously with the Class A Membership Interests Transfer and as a condition thereto, the Class A Member, and all of their Affiliates (which shall in all cases include any party to any guaranty executed in connection therewith) shall be released from all obligations (other than indemnities and any other obligations that by their terms do not expire upon the payment in full of the obligations of Ormat Funding Corporation under the OFC Senior Notes and/or OrCal Geothermal, LLC under the OrCal Senior Notes or the termination or expiration of the applicable agreement) under the applicable Senior Notes.  The Class A Member agrees that, in connection with Class A Membership Interests Transfer, all transfers of the applicable membership interests shall be made free and clear of all liens and encumbrances except for obligations or restrictions imposed under this Agreement, the Senior Notes and the Transaction Documents, and the Class A Member agrees to take, and to cause the Company to take, all other actions (including obtaining any necessary consents) and do, or cause to be done, all other actions necessary and reasonably requested by the Class B Member (or its applicable Affiliates) to effectuate the transactions contemplated hereunder.

(e)           Notwithstanding anything to the contrary in this Agreement, the Members agree, that upon (a) a Class B Partial Payment Option or Class B Full Payment Option, (b) a Punch-out Option or (c) the occurrence and continuation of a Senior Notes Event of Default with respect to which OFC or OrCal, as applicable, has received or given notice under the applicable Senior Note Indenture, (x) no Distributable Cash will be distributed to the Class A Member and (y) Distributable Cash will be distributed to the Class B Member to the greatest extent possible and the Transaction Documents will be modified accordingly so that the Class B Member achieves its Target Internal Rate of Return as close to December 31, 2016 as possible, and for purposes of clause (b) taking into account any fees, expenses and costs incurred in connection with the Class A Membership Interests Transfer (including legal fees, and any income tax liability resulting from such transfer).

(f)           Notwithstanding anything to the contrary in this Agreement and without duplicating any amounts owed under Section 4.6(e), the Class A Member shall indemnify on an after tax basis the Class B Member from and against any income tax liability resulting from the exercise by the Class B Member of the Class B Partial Payment Option, the Class B Full Payment Option, the Punch-out Option or the Class A Membership Interests Transfer.

(g)           In connection with any Senior Note Default and until the Flip Date, the Members shall not, and shall not permit any of their Affiliates to, acquire any interest in the Project Companies, Projects or assets of the Project Company, in each case, except in connection with a public sale or auction, or any other sale process that has been opened to both the Class A Member and the Class B Member or any of their respective Affiliates.

ARTICLE V
ALLOCATIONS

Section 5.1              Allocations.  For purposes of maintaining Capital Accounts, except as otherwise provided in Section 10.2 and after giving effect to Section 5.2, all items of Company income and loss, gain, deduction and credit will be allocated among the Members as follows:

(a)           for the period from the Closing Date through the later of (i) the Flip Date or (ii) December 31, 2016, 99 percent to the Class B Member and 1 percent to Class A Member; and

(b)           thereafter, 5 percent to the Class B Member and 95 percent to Class A Member.

(c)           Notwithstanding the foregoing and subject to the next paragraph, (i) all items of loss or deduction with respect to depletion of the Steam Resource (other than excess percentage depletion within the meaning of Treasury Regulations Section 1.704-1(b)(4)(iii), which for the avoidance of doubt shall be allocated in accordance with clause (ii), below), will be allocated 74 percent to the Class B Member and 26 percent to the Class A Member through the later of the Flip Date or December 31, 2016, and thereafter 5 percent to the Class B Member and 95 percent to the Class A Member, and (ii) any excess percentage depletion of the Steam Resource within the meaning of Treasury Regulations Section 1.704-1(b)(4)(iii) will be allocated in accordance with Sections 5.1(a) and 5.1(b) hereof, such that this Section 5.1(c)(ii) is intended to comply with, and will be applied and interpreted consistent with Treasury Regulations Section 1.704-1(b)(4)(iii).

(d)           Notwithstanding the foregoing, no allocations of items of loss or deductions shall be made to a Member if such allocation would cause such Member to have or increase the deficit in such Member’s Adjusted Capital Account; provided, however, that once the deficit in the Class B Member’s Adjusted Capital Account has been eliminated, no allocation will be made to the Class B Member that would result in the recurrence of a deficit in the Class B Member’s Adjusted Capital Account; provided, further, that if there is deficit balance in the Capital Account of the Class B Member after the later of (i) the Flip Date or (ii) December 31, 2016, items of income will be allocated to the Class B Member in the largest amount possible and items of loss will be allocated to the Class A Member to the extent necessary (in each case subject to the limitation that any such allocation shall not result in less than 5% of any item of income for any taxable year being allocated to the Class B Member or less than 1% of any item of income or loss for any taxable year being allocated to the Class A Member (the “Safe Harbor Limitation”) in order to eliminate such deficit balance as quickly as possible; and provided, further, that after the later of (i) the Flip Date or (ii) December 31, 2016, if the Class A Member has a deficit in its Adjusted Capital Account, then items of income and gain will be allocated to the Class A Member in the largest amount possible and subject to the first proviso of this Section, items of loss and deduction will be allocated to the Class B Member, to the extent necessary, in each case subject to the Safe Harbor Limitation, in order to eliminate such deficit balance as quickly as possible.  Any items of loss or deduction that if allocated to a Member would cause or increase a deficit in that Member’s Capital Account in excess of the amount such Member is required to restore pursuant to Section 10.2(g) shall instead be allocated to the other Member subject to the limitations set forth in the preceding sentence; provided, that with the consent of the Class B Member and to the extent consistent with the Safe Harbor Limitation and Section 704(b) of the Code, to the extent losses are reallocated to the Class A Member such losses will be reallocated in the following priority: (w) interest expense, (x) depletion of the Steam Resource (other than excess percentage depletion of the Steam Resource within the meaning of Treasury Regulations Section 1.704-1(b)(4)(iii), which for the avoidance of doubt shall be allocated in accordance with Section 5.1(c)(ii)), (y) any other items of loss or deduction other than depreciation (including, for the avoidance of doubt, any intangible drilling and development costs deductible pursuant to Section 263(c) of the Code) and (z) depreciation deductions.

Section 5.2              Adjustments.  The following adjustments will be made in the allocations in Section 5.1 in the following order of priority to comply with Treasury Regulation Section 1.704-1(b):

(a)           If there is a net decrease in Company Minimum Gain during any Tax Year, each Member will be specially allocated items of Company income and gain for such Tax Year (and, if necessary, for subsequent Tax Years), to the extent if such income and gain, in an amount equal to the portion of such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g)(2) and as set forth in the Base Case Model, except to the extent any exception contained in Treasury Regulation Section 1.704-2(f) applies.  The items of Company income or gain to be allocated will be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2).  This subsection (a) is intended to comply with, and will be applied and interpreted consistent with, such sections of the Treasury Regulations.

(b)           If there is a net decrease in Minimum Gain Attributable to Member Nonrecourse Debt during any Tax Year, determined in accordance with Treasury Regulation Section 1.704-2(i)(3), then, except as provided in Treasury Regulation Section 1.704-2(i)(4), each Member who has a share of Minimum Gain Attributable to Member Nonrecourse Debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(5), will be allocated items of income and gain for such Tax Year (and, if necessary, subsequent Tax Years) in an amount equal to such Member’s share of the net decrease in Minimum Gain Attributable to Member Nonrecourse Debt.  The items of Company income or gain to be allocated will be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2).  This subsection (b) is intended to comply with Treasury Regulation Section 1.704-2(i)(4) and will be applied and interpreted in accordance with such Treasury Regulation.

(c)           Nonrecourse Deductions will be allocated among the members in the same proportions as the allocations of income and loss were made for the Tax Year pursuant to Section 5.1.  The Members intend that these allocations will follow the allocations of significant items of partnership income and loss allocable to property securing the indebtedness and will be reasonably consistent with allocations that have substantial economic effect and in compliance with Treasury Regulation Section 1.752-3(a)(3).

(d)           Any Member Nonrecourse Deductions will be allocated in accordance with Treasury Regulation Section 1.704-2(i) to the Member who bears the economic risk of loss for the Member Nonrecourse Debt to which such Member Nonrecourse Deductions relate.

(e)           In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) resulting in any deficit in such Member’s Adjusted Capital Account, items of income and gain will be specially allocated to such Member in any amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit in such Member’s Adjusted Capital Account as quickly as possible.  The items of income or gain to be allocated will be determined in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(d).  This subsection (e) is intended to comply with Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and will be applied and interpreted in accordance with such Treasury Regulation; provided, that the special allocation pursuant to this subsection (e) will be made only if and to the extent that such Member would have a deficit in its Adjusted Capital Account balance after all of the other special allocations provided for in this Section 5.2 have been tentatively made as if this subsection (e) were not in this Agreement.

(f)           No items of loss or deduction will be allocated to any Member to the extent that any such allocation would cause the Member to have, or increase the amount of, an existing deficit in such Member’s Adjusted Capital Account at the end of any Tax Year.  All items of loss or deduction in excess of the limitation set forth in this subsection (f) will be allocated among such other Members that have positive Adjusted Capital Accounts, pro rata, in proportion to such Adjusted Capital Accounts, until each such Member’s positive Adjusted Capital Account is reduced to zero; provided, that this subsection (f) will apply only to the extent that such Member would have a deficit in its Adjusted Capital Account after all of the other allocations provided for in this Section 5.2 have been tentatively made as if this subsection (f) and subsection (e) above were not in this Agreement.

(g)           In the event any Member has a deficit in such Member’s Adjusted Capital Account at the end of any Tax Year, each such Member will be specially allocated items of income and gain as quickly as possible to eliminate such deficit in its Adjusted Capital Account; provided, that an allocation pursuant to this subsection (g) will be made if and only to the extent that such Member would have a deficit in its Adjusted Capital Account in excess of such sum after all of the other allocations provided for in Section 5.1 and this Section 5.2 have been tentatively made as if this subsection (g) and subsection (e) above were not in this Agreement.

(h)           To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required to be taken into account in determining the Capital Accounts of the Members under Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the amount of such adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss will be specially allocated among the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) as contemplated by Section 5.2(j).

(i)           The allocations required by Section 5.2(a) through (h) are intended to comply with the requirements of Treasury Regulation Sections 1.704-1(b), 1.704-1(d)(4) and 1.704-2.  It is the intent of the Members that, to the extent the Company can do so consistently with the Treasury Regulations, the net amount of the allocations under this Article V to each Member will be the net amount that would have been allocated to each Member if this Agreement did not contain Section 5.2(a) through (h).

(j)           Upon a transfer of a Company asset that constitutes “capital gain property” within the meaning of Treasury Regulation Section 1.755-1(a)(1), then notwithstanding any other provision of this Section 5.2 or Section 10.2, any item of gain resulting from such transfer shall be allocated first to any Member that has a deficit in its Capital Account and thereafter as set forth in Sections 5.1(a) and (b).  For the avoidance of doubt, gain for purposes of this Section 5.2(j) shall not include any gain for which Sections 1245(a)(1) or 1250(a) of the Code would apply.

Section 5.3              Tax Allocations.

(a)           Except as otherwise provided in this Section 5.3, for federal, state and local income tax purposes each item of income, gain, deduction and loss of the Company will be allocated to the Members in the same manner as the correlative item computed for purposes of the Capital Accounts is allocated and credited or debited pursuant to Sections 5.1 and 5.2.  Allocations pursuant to this Section 5.3 are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of income, gain, deduction or loss or items thereof or distributions pursuant to any provision of this Agreement.

(b)           In order to remove book/tax discrepancies attributable to an asset contributed to the Company by a Member or with respect to which an adjustment to the Gross Asset Value was made pursuant to subsection (b) of the definition of “Gross Asset Value,” items of taxable income, gain, loss and deduction will be allocated solely for federal, state and local income tax purposes as follows:

(i)           Items of Company income, gain, loss and deduction with respect to any property contributed to the Company (including income, gain, loss and deduction determined with respect to the alternative minimum tax) will be allocated among the Members in accordance with Section 704(c) of the Code and the Treasury Regulations thereunder so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.  The Company will use the “remedial method” described in Treasury Regulation Section 1.704-3(d).

(ii)           In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value,” subsequent allocations of Company taxable income, gain, loss and deduction with respect to such asset will take account of any variation between the adjusted basis of such asset (including such adjusted basis for alternative minimum tax purposes) and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder, and, if such property was originally contributed to the Company by a Member, will be allocated in accordance with subsection (i) above.

(c)           If any portion of gain recognized from the disposition of an asset by the Company represents the “recapture” of previously allocated deductions by virtue of the application of Section 1245 or 1250 of the Code (“Recapture Gain”), such Recapture Gain will be allocated, solely for income tax purposes in accordance with Treasury Regulation Sections 1.1245-1(e)(2) and (3) and 1.1250-1(f).

(d)           To the extent that an adjustment to the adjusted tax basis of any asset of the Company is made pursuant to Section 743(b) of the Code as a result of a Transfer of a Membership Interest in the Company, any adjustment will affect the transferee only and will not affect the Capital Account of the transferring Member or the transferee.  In such case, the transferee will be required to agree to provide to the Company (i) information about the allocation of any step-up or step-down in basis to the assets of the Company and (ii) the depreciation or amortization method for any step-up in basis to the assets of the Company.

Section 5.4              Other Allocation Rules.

(a)           In the event a Member Transfers its Membership Interest during a Tax Year, the allocation of Company items of income and loss allocated to such Member and its transferee for such Tax Year will be made between such Member and its transferee in accordance with Section 706 of the Code using any convention permitted by such Section 706 of the Code and selected by the Managing Member.

(b)           The Members agree that excess Nonrecourse Liabilities of the Company allocated to the Members under Treasury Regulation Section 1.752-3(a)(3) will be allocated in accordance with their respective shares of income and loss under Section 5.1(a).  The allocations required by this subsection (b) are intended to comply with the requirements of Treasury Regulation Section 1.752-3(a)(3) and Revenue Ruling 95-41.

(c)           To the extent permitted by Treasury Regulation Section 1.704-2(h)(3) and 1.704-2(i)(6), the Members will endeavor to treat distributions of Distributable Cash as having been made from the proceeds of a Nonrecourse Liability or a Member Nonrecourse Debt only to the extent such distribution would cause or increase a deficit in the Adjusted Capital Account for any member.

(d)           Unless otherwise required by applicable law, the Company shall not treat any portion of the Existing Indebtedness as “recourse” debt for purposes of Section 752 of the Code or Treasury Regulation Section 1.704-2 as a result of the obligation of any Member to make contributions of cash to the Company under Article IV of this Agreement.

(e)           For the avoidance of doubt, income and interest accrued on the Existing Indebtedness prior to the Closing Date and cash from the operation of the Projects prior to the Closing Date (including cash trapped in any reserve account) shall be for the sole account of the Class A Member and shall not be subject to the allocation provisions set forth in this Article V or the distribution provisions set forth in Article VI.

ARTICLE VI
DISTRIBUTIONS

Section 6.1              Distributions.

(a)           Except as provided otherwise in this Section 6.1, Section 4.5 or Section 10.2, Distributable Cash will be distributed to the Members as follows:

(i)           for periods prior to December 31, 2016 (unless the Flip Date has occurred earlier, and clause (iii) of this Section 6.1(a) controls), 100 percent to the Class A Member;

(ii)          from January 1, 2017 (unless the Flip Date has occurred earlier, and clause (iii) of this Section 6.1(a) controls) until the Flip Date, 100 percent to the Class B Member; and

(iii)         from and after the Flip Date, 2.5 percent to the Class B Member and the remainder to the Class A Member;

provided, however, that in the case of clause (i) or (iii) to the extent the Class B Member has any tax liabilities associated with minimum gain chargebacks, the percentage of distributions of Distributable Cash shall be adjusted so that the amount of Distributable Cash needed to offset the Class B Member’s federal income tax liabilities associated with minimum gain chargebacks shall always be distributed to the Class B Member, assuming a tax rate equal to the then highest federal income tax rate applicable to corporations; provided, further, that Capital Contributions made by the Class B Member are not available to be distributed to the Class B Member.

(b)           Intentionally omitted.

(c)           Distributions of Distributable Cash pursuant to this Section 6.1 will be made by the Managing Member on each Distribution Date.

(d)           Notwithstanding anything herein to the contrary, without the consent of all the Members, no distributions shall be made to any Member hereunder so long as (i) a payment default under any Senior Note shall have occurred and be continuing, (ii) the Managing Member reasonably expects that a payment default will or is reasonably likely to occur on or prior to the next applicable Distribution Date, or (iii) the Company has not complied with its obligations (and such obligations have not been voluntarily satisfied by Ormat or its Affiliates) under Section 13.16(d); provided, however, that to the extent there is Distributable Cash in excess of such payment default under the Senior Note and the amount of any Debt Service Reserve Requirement (as defined in each Senior Note Indenture) deficiency, the Managing Member shall make a distribution of such Distributable Cash.

(e)           To the extent the Class B Member fails to make any Capital Contribution under Section 4.3(a) as described in Section 4.3(c), any Distributable Cash required to be distributed to the Class B Member under this Agreement will be distributed to the Class A Member.

Section 6.2              Withholding Taxes.  If the Company is required to withhold taxes with respect to any allocation or distribution of Distributable Cash to any Member pursuant to any applicable federal, state or local tax laws, the Company may, after first notifying the Member and permitting the Member, if legally permitted, to contest the applicability of such taxes, withhold such amounts and make such payments to taxing authorities as are necessary to ensure compliance with such tax laws.  Any funds withheld by reason of this Section 6.2 shall nonetheless be deemed distributed to the Member in question for all purposes under this Agreement.  If the Company did not withhold from actual distributions of Distributable Cash any amounts it was required to withhold, the Company may, at its option, (i) require the Member to which the withholding was credited to reimburse the Company for such withholding, or (ii) reduce any subsequent distributions of Distributable Cash by the amount of such withholding.  This obligation of a Member to reimburse the Company for taxes that were required to be withheld shall continue after such Member Transfers its Membership Interests in the Company.  Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, any withholding obligations it may have.

Section 6.3              Limitation upon Distributions.  No distribution or deemed distribution of Distributable Cash shall be made:  (a) if such distribution of Distributable Cash would violate any contract or agreement to which the Company is then a party or any Legal Requirement then applicable to the Company, (b) to the extent that the Managing Member determines, in accordance with the Prudent Operator Standard, that any amount otherwise distributable should be retained by the Company to pay, or to establish a reserve for the payment of, any liability or obligation of the Company or any Project Company, whether liquidated, fixed, contingent or otherwise, or to hedge an existing investment, including funding reserve accounts for spare parts and operational and maintenance costs for the Projects, or (c) to the extent that the Managing Member, in accordance with the Prudent Operator Standard, determines that the Distributable Cash is insufficient to permit such distribution or deemed distribution.

Section 6.4              No Return of Distributions.  Any distribution of Distributable Cash or deemed distribution or property pursuant to this Agreement shall be treated as a compromise within the meaning of Section 18-502(b) of the Act and, to the fullest extent permitted by law, any Member receiving or deemed to receive the payment of any such money or distribution of any such property shall not be required to return any such money or property to any Person, the Company or any creditor of the Company.  However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to return such money or property, such obligation shall be the obligation of such Member and not of the other Members.  Without limiting the generality of the foregoing, a deficit Capital Account of a Member shall not be deemed to be a liability of such Member nor an asset or property of the Company.

Section 6.5              Substitute Payments.  If the Company or any Project Company receives any payments designated as compensation for any lost electrical production (including, without limitation, PTCs associated with such lost electrical production and any gross up amounts related thereto) relating to the construction, development, maintenance, testing and/or operation of any of the Projects (including any payment or indemnity received pursuant to Section 12.1 or any power purchase agreement with respect to any curtailment thereunder but excluding any payment of liquidated damages), the Managing Member shall determine the characterization of such payment (i.e., as a payment for lost PTCs or a payment for lost revenues under a power purchase agreement) and shall distribute such payment to the Members as appropriate, it being understood and agreed by the Members that a payment characterized as a payment for lost PTCs shall be distributed to the Members in accordance with the ratios set forth in Section 5.1 and all items of income associated therewith shall be allocated to the Members in accordance with Section 5.1, and a payment characterized as a payment for lost revenues under a power purchase agreement shall be distributed to the Members in accordance with the ratios set forth in Section 6.1; provided that any such determination, and any amendments to this Agreement required to implement such determination, shall be subject to obtaining the consent of the Members.

ARTICLE VII
ACCOUNTING AND RECORDS

Section 7.1              Reports.

(a)           The Managing Member shall cause the Manager to prepare and deliver (or caused to be prepared and delivered) to each Member on or before the 20th day after the end of each month, a written report (each, an “Operations Report”), in the form attached hereto as Exhibit D and such other relevant operational information as may from time to time be reasonably requested by a majority (by voting power) of the Class B Members.

(b)           The Managing Member shall cause the Manager to prepare or cause to be prepared, and shall submit to each Member, an annual capital and operating budget for each Project Company no later than 30 calendar days prior to the start of each Fiscal Year (the “Annual Budget”).  The Annual Budget for each Fiscal Year will become effective automatically for any Fiscal Year, (A) if the aggregate expense amount reflected in the Annual Budget for any Fiscal Year does not exceed by more than ten percent the budgeted expense amount reflected in the immediately preceding Annual Budget, or (B) 15 calendar days after the Annual Budget is sent to each Member as provided in this Section, unless within such period a Class B Member holding 50 percent or more of the outstanding Class B Membership Interests gives the Managing Member written notice stating in reasonable detail which items of the Annual Budget they question or object to and the reasons for such question or objection, in which case the Annual Budget shall become effective with respect to (x) those items that are not subject to question or objection as set forth in the Annual Budget as submitted to Members and (y) pending resolution of any question or objection, the amount of any item subject to a question or objection shall be deemed to be ten percent greater than the amount in the immediately preceding Annual Budget, or (C) upon approval by Super-Majority Vote with respect to any item subject to question or objection that is not otherwise resolved by the Members, or (D) otherwise, as provided in Section 13.11.  Upon approval of a Super-Majority vote, the Managing Member may request that any budgeted amount reflected in the Base Case Model for any Fiscal Year be prospectively adjusted to give effect to any increases in costs or expenses that the Managing Member believes will affect budgeted amounts for more than one Fiscal Year.

(c)           The Managing Member shall cause the Manager to prepare and deliver to each Member on or before the 30th day after the end of each month a report setting forth the calculation of distributions of Distributable Cash for such month determined in accordance with Article VI hereof (the “Distribution Report”) in the form attached hereto as Exhibit E and such other relevant operational information as may from time to time be reasonably requested by a Class B Member holding 25 percent or more of the outstanding Class B Membership Interests.

(d)           The Managing Member shall cause the Manager to (i) calculate at least annually whether the Class B Members have reached the Target Internal Rate of Return; and (ii) send the Class B Members, within 120 days after the end of each Fiscal Year in which the Target Internal Rate of Return was not achieved, a report showing where it believes the Class B Members are in relation to the Target Internal Rate of Return (the “Annual IRR Report”).

(e)           The Managing Member shall cause the Manager to notify the Class B Members in writing at least ten days before the Distribution Date following the month in which it believes the Class B Members achieved the Target Internal Rate of Return or at least 30 days before making any liquidating distributions, in connection with a liquidation of the Company pursuant to Section 10.1, if it believes the Class B Members will achieve the Internal Rate of Return as a consequence of the liquidating distributions (the “Target IRR Notice”).  The Target IRR Notice will include the Managing Member’s Internal Rate of Return calculations and, in the case of a notice delivered in connection with a liquidation, the allocations and distributions that the Managing Member proposes to make to the Class B Members under Section 10.2 in light of the calculations.

(f)           On or before the 15th day following each Fiscal Year, the Managing Member shall cause the Manager to deliver to the Members a written report (each a “PTC Report”), in the form attached hereto as Exhibit H, setting forth a calculation of the PTCs generated by the Projects and allocated to the Class B Members for such preceding Fiscal Year.  For the Fiscal Year in which the Flip Date occurs (subject to the resolution of any good faith dispute with respect to the determination of the Flip Date pursuant to Section 13.11(b)), the PTC Report shall also set forth (i) the allocation of such estimated PTCs to the Class B Members for such Fiscal Year, (ii) the amounts owing by the Class B Members pursuant to Section 4.3(a) in respect of such PTCs generated by the Projects and allocated to the Class B Members and (iii) the aggregate total of PTCs calculated for the Projects since the Flip Date.

(g)           If a Class B Member holding 25 percent or more of the outstanding Class B Membership Interests disputes (in good faith) the calculation of any items in a PTC Report, then such Class B Member shall notify the Managing Member not more than 20 Business Days after such Class B Member has received the applicable PTC Report from the Managing Member.

(i)           In such event, such Class B Member and the Managing Member shall consider the issues raised or in dispute and discuss such issues with each other and attempt to reach a mutually satisfactory agreement.  If notice of dispute is not given by such Class B Member within such period, each PTC Report will be final and binding on the Members.

(ii)          If the dispute as to the calculations is not promptly resolved within ten Business Days of such notification of the dispute, such Class B Member and the Managing Member shall each promptly present their interpretations to the Independent Accounting Firm, and shall instruct the Independent Accounting Firm to determine the correct amount of the calculations in dispute and to resolve the dispute promptly.  The Independent Accounting Firm will make a determination as to each of the items in dispute, which must be (i) in writing, (ii) furnished to each Member and made in accordance with this Agreement, and which determination, absent manifest error, will be conclusive and binding on all Members.  Each Member shall use reasonable efforts to cause the Independent Accounting Firm to render its decision as soon as reasonably practicable, including by promptly complying with all reasonable requests by the Independent Accounting Firm for information, books, records and similar items.

(iii)          In the event the Independent Accounting Firm determines that any of the calculations in dispute were incorrect in any material respect, the fees and expenses of the Independent Accounting Firm shall be borne by the Class A Member.  In all other cases the fees and expenses of the Independent Accounting Firm shall be borne by such Class B Member.

(iv)         The Class B Members will contribute to the Company the full amount then due and owing, if any, within five Business Days following (x) the receipt of the written determination of the Independent Accounting Firm or (y) reaching a mutually satisfactory agreement under clause (i), above.

(h)           Except as otherwise required under Section 8.4, the Managing Member shall, or shall cause the Manager to, provide (i) all reports, notices, or other written communication relating to any dispute, potential default or event of default in connection with the Senior Notes, and (ii) any other required report or formal, written notice received or delivered by Ormat, or any of its subsidiaries, from or, as applicable, to the trustee under any Senior Note Indenture, in each case, to the Class B Member within five Business Days of receipt or delivery of such reports, notices, or other written communication.

Section 7.2              Books and Records and Inspection.

(a)           The Managing Member shall cause the Company to keep and shall cause, on behalf of the Company, the Manager to maintain, full and accurate books of account, financial records and supporting documents, which shall reflect, completely, accurately and in reasonable detail in all material respects each transaction of the Company and such other matters as are usually entered into the records or maintained by Persons engaged in a business of like character or as are required by law, and all other documents and writings of the Company.  The books of account, financial records, and supporting documents and the other documents and writings of the Company shall be kept and maintained by the Manager at the principal office of the Company.  The financial records and reports of the Company shall be kept in accordance with GAAP and kept on an accrual basis.

(b)           In addition to and without limiting the generality of Section 7.2(a), the Managing Member shall cause the Company to keep and shall cause, on behalf of the Company, the Manager to maintain at the Company’s principal office:

(i)           true and full information regarding the status of the financial condition of the Company, including any financial statements for the three most recent years;

(ii)          promptly after becoming available, a copy of the Company’s federal, state, and local income Tax Returns for each year;

(iii)         minutes of the proceedings of the Members and the Managing Member;

(iv)         a current list of the name and last known business, residence or mailing address of each Member and the Manager;

(v)          a copy of this Agreement and the Certificate of Formation, and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement and such Certificate of Formation and all amendments thereto and copies of written consents of Members;

(vi)         true and full information regarding the amount of cash and a description and statement of the agreed value of any other property and services contributed by each Member, and the date upon which each became a Member;

(vii)        copies of records that would enable a Member to determine the Member’s relative shares of the Company’s distributions and the Member’s relative voting rights; and

(viii)       all records related to the production and sale of electricity by the Project Companies bearing on the qualification of such sales for PTCs.

(c)           Upon at least five Business Days prior notice to the Managing Member, all books and records of the Company shall be open to inspection and copying by any of the Members or their Representatives during business hours and at such Member’s expense, for any purpose reasonably related to such Member’s interest in the Company, provided that any such inspection or copying is conducted in a manner which does not unreasonably interfere with the Company’s business.

Section 7.3              Bank Accounts, Notes and Drafts.

(a)           All funds not required for the immediate needs of the Company may be placed in Permitted Investments, which investments shall have a maturity appropriate for the anticipated cash flows needs of the Company.  All Company funds shall be deposited and held in accounts which are separate from all other accounts maintained by the Members and the Manager, and the Company’s funds shall not be commingled with any other funds of any other Person, including any Manager, any Member or any Affiliate (other than the Company itself) of a Manager or a Member.

(b)           The Members acknowledge that the Managing Member or the Manager may maintain Company funds in accounts, money market funds, certificates of deposit, other liquid assets in excess of the insurance provided by the Federal Deposit Insurance Corporation, or other depository insurance institutions and that neither the Managing Member nor the Manager shall be accountable or liable for any loss of such funds resulting from failure or insolvency of the depository institution, so long as any such maintenance of funds is in compliance with the first sentence of Section 7.3(a).

(c)           Checks, notes, drafts and other orders for the payment of money shall be signed by such Persons as the Managing Member from time to time may authorize, including the Manager.  When the Managing Member so authorizes, the signature of any such Person may be a facsimile.

Section 7.4              Financial Statements.

(a)           As soon as practical after the end of each Quarter, but in any event within 60 calendar days after the end of each Quarter (excluding the Quarter ending December 31 of each year), the Managing Member shall cause the Manager to furnish to each Member unaudited consolidated financial statements with respect to such Quarter for the Company consisting of (i) a balance sheet showing the Company’s financial position as of the end of such Quarter, (ii) profit and loss statements for the Company for such Quarter, and (iii) a statement of cash flows for the Company for such Quarter.

(b)           As soon as practical after the end of each Fiscal Year, but in any event within 120 calendar days after the end of the Fiscal Year, the Managing Member shall cause the Manager to furnish to each Member consolidated financial statements with respect to such Fiscal Year for the Company that are audited and certified by the Accounting Firm as presenting fairly in all material respects the financial conditions and results of operations of Ormat Funding Corporation and OrCal Geothermal Inc. in accordance with GAAP consistently applied, subject only to normal year-end audit adjustments, consisting of (i) a balance sheet showing the Company’s financial position as of the end of such Fiscal Year, (ii) profit and loss statements for the Company for such Fiscal Year, (iii) a statement of cash flows for the Company for such Fiscal Year and (iv) related footnotes.

Section 7.5              Partnership Status and Tax Elections.

(a)           The Members intend that the Company will be taxed as a partnership for United States federal, state and local income tax purposes.  The Members agree not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute and agree not to elect for the Company to be treated as a corporation, or an association taxable as a corporation, under the Code or any similar state statute.

(b)           The Company shall make the following elections on the appropriate Tax Returns:

(i)           to the extent permitted under Section 706 of the Code, to adopt as the Company’s Tax Year the 12 month period ending on December 31 effective as of December 31, 2013;

(ii)           to adopt the accrual method of accounting;

(iii)           an election under Section 754 of the Code to adjust the bases of the Company’s properties;

(iv)           to elect to amortize the organizational expenses of the Company ratably over a period of 180 months as permitted by Section 709(b) of the Code;

(v)           if approved in writing by Members representing a Super-Majority Vote, any other election the Managing Member may deem appropriate;

(vi)           to the extent permitted, to elect the alternative depreciation system pursuant to Section 168(g)(7) of the Code with respect to all 5-year MACRS property placed in service by the Company in each taxable year prior to the Flip Date, including under Treasury Regulation Section 1.704-3(d)(2); and

(vii)           to elect under Section 263(c) of the Code to deduct intangible drilling and development costs immediately.

(c)           The Company shall file an election under Section 6231(a)(1)(B)(ii) of the Code and the Treasury Regulation thereunder to treat the Company as a partnership to which the provisions of Sections 6221 through 6234 of the Code, inclusive, apply.

Section 7.6             Company Tax Returns.  The United States federal income Tax Returns for the Company and all other Tax Returns of the Company shall be prepared as directed by the Managing Member in Consultation with the other Members.  The Managing Member, in Consultation with the other Members, may extend the time for filing any such Tax Returns as provided for under applicable statutes.  At the Company’s expense, the Managing Member shall cause the Company to retain the Accounting Firm to prepare all such Tax Returns in a manner consistent with this Agreement, including the Fixed Tax Assumptions and the Base Case Model.  Each Member shall provide such information, if any, as may be reasonably needed by the Company for purposes of preparing such Tax Returns, provided that such information is readily available from regularly maintained accounting records.  The Managing Member shall cause the Manager to deliver to the other Members for their review a copy of the Company’s federal and state income Tax Returns and information returns in the form proposed to be filed for each Tax Year by no later than March 15 of the following year, and shall cause the Manager to incorporate all reasonable changes or comments to such proposed Tax Returns and information returns requested by the other Members at least ten days prior to the filing date for such returns.  After taking into account any such requested changes, the Managing Member shall cause the Company to timely file, taking into account any applicable extensions, such Tax Returns.  Within 20 days after filing such federal and state income Tax Returns and information returns, the Managing Member shall cause the Company to deliver to each Member a copy of the Company’s federal and state income Tax Returns and information returns as filed for each Tax Year, together with any additional tax-related information in the possession of the Company that such Member may reasonably and timely request in order to properly prepare its own income Tax Returns.

Section 7.7              Tax Audits.

(a)           Ormat is hereby designated as the “tax matters partner,” as that term is defined in Section 6231(a)(7) of the Code (the “Tax Matters Partner”), of the Company, with all of the rights, duties and powers provided for in Sections 6221 through 6234 of the Code, inclusive.  The Tax Matters Partner is hereby directed and authorized to take whatever steps the Tax Matters Partner, in its reasonable discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the IRS, taking such other action as may from time to time be required under the Treasury Regulations and directing the Manager to take any of the foregoing actions.  The Tax Matters Partner shall remain as the Tax Matters Partner so long as it retains any ownership interests in the Company unless the Tax Matters Partner requests that it not serve as Tax Matters Partner and such request is approved by (i) a Super-Majority Vote of the Members, if such request is made prior to the Flip Date or (ii) the Majority Vote of Members, if such request is made after the Flip Date.

(b)           The Tax Matters Partner, in Consultation with the other Members, shall direct, or cause the Manager to direct, the defense of any claims made by the IRS to the extent that such claims relate to the adjustment of Company items at the Company level and, in connection therewith, shall cause the Company to retain and to pay the fees and expenses of counsel and other advisors chosen by the Tax Matters Partner in Consultation with the other Members.  The Tax Matters Partner shall promptly deliver, or shall cause the Manager to promptly deliver, to each Member a copy of all notices, communications, reports and writings received from the IRS relating to or potentially resulting in an adjustment of Company items, shall promptly advise, or cause the Manager to promptly advise, each Member of the substance of any conversations with the IRS in connection therewith and shall keep, or cause the Manager to keep, the Members advised of all developments with respect to any proposed adjustments which come to its or the Manager’s, as the case may be, attention.  In addition, the Tax Matters Partner shall or shall cause the Manager to (i) provide each Member with a draft copy of any correspondence or filing to be submitted by the Company in connection with any administrative or judicial proceedings relating to the determination of Company items at the Company level reasonably in advance of such submission, (ii) incorporate all reasonable changes or comments to such correspondence or filing requested by any Member and (iii) provide each Member with a final copy of correspondence or filing.  The Tax Matters Partner will provide, or cause the Manager to provide, each Member with notice reasonably in advance of any meetings or conferences with respect to any administrative or judicial proceedings relating to the determination of Company items at the Company level (including any meetings or conferences with counsel or advisors to the Company with respect to such proceedings) and each Member shall have the right to participate, at its sole cost and expense, in any such meetings or conferences.

(c)           For any issue or matter relating to the period prior to the Flip Date without the approval of Members collectively holding at least 80 percent of the Class B Membership Interests, the Tax Matters Partner shall not (i) commence a judicial action (including filing a petition as contemplated in Section 6226(a) or Section 6228 of the Code) with respect to a federal income tax matter or appeal any adverse determination of a judicial tribunal; (ii) enter into a settlement agreement with the IRS which purports to bind the Members; (iii) intervene in any action as contemplated by Section 6226(b) of the Code; (iv) file any request contemplated in Section 6227(b) of the Code; or (v) enter into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of Code.  Any cost or expense incurred by the Tax Matters Partner in connection with its duties as Tax Matters Partner shall be paid by the Company.

(d)           If for any reason the IRS disregards the election made by the Company pursuant to Section 7.5(c) and commences any audit or proceeding in which it makes a claim, or proposes to make a claim, against any Member that could reasonably be expected to result in the disallowance or adjustment of any items of income, gain, loss, deduction or credit (including PTCs) allocated to such Member by the Company, then such Member shall promptly advise the other Members of the same, and such Member, in Consultation with the other Members, shall use commercially reasonable efforts to convert the portion of such audit or proceeding that relates to such items into a Company level proceeding consistent with the Company’s election pursuant to Section 7.5(c).

(e)           If any Member intends to file, pursuant to Section 6227 of the Code, a request for an administrative adjustment of any such partnership item of the Company, or to file a petition under Sections 6226, 6228 or other Sections of the Code with respect to any such partnership item or any other tax matter involving the Company, such Member shall, at least 30 days prior to any such filing, notify the other Members of such intent, which notification must include a reasonable description of the contemplated action and the reasons for such action; provided, however, that this Section 7.7(e) shall not relieve such Member’s obligation to use all commercially reasonable efforts to convert a Member level proceeding into a Company level proceeding as provided in Section 7.7(d).

Section 7.8              Cooperation.  Subject to the provisions of this Article VII, each Member shall provide the other Members with such assistance as may reasonably be requested by such other Members in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to the liability for any Taxes with respect to the operations of the Company and the Project Companies or the allowance or disallowance of any PTCs arising from the sale by the Project Companies of electricity produced in their respective Projects.

Section 7.9              Fiscal Year.  The Fiscal Year of the Company for financial reporting purposes will be a 12-month year ending December 31.

Section 7.10            Tax Year.  The Tax Year of the Company will be a 12-month year ending December 31 unless the Company is required by Section 706 of the Code to use a different Tax Year.

Section 7.11            Target Internal Rate of Return Determination.

(a)           Quarterly Determinations.  Prior to the Flip Date, the Managing Member will cause the Manager to (i) calculate using the Tracking Model at least quarterly whether the Class B Member has reached the Target Internal Rate of Return and (ii) send the Class B Member, within 45 days after the end of each Quarter in which the Target Internal Rate of Return was not achieved, a report in the form of the Target IRR Report showing where it believes the Class B Member is in relation to the Target Internal Rate of Return.  The Managing Member will make its advisers available to answer any questions regarding the calculations contained in any such Target IRR Report.

(b)           Occurrence of Flip Date.  If the Manager determines, in the manner provided in this Section 7.11, that the Flip Date has occurred, the Managing Member will notify the Class B Member in writing at least ten days before the Distribution Date following the month in which it believes the Class B Member achieved the Target Internal Rate of Return or at least 30 days  before making any liquidating distributions, in connection with a liquidation of the Company pursuant to Section 10.2, if it believes the Class B Member will achieve the Target Internal Rate of Return as a consequence of the liquidating distributions.  The notice will include the Target IRR Report showing the Managing Member’s calculations and, in the case of a notice delivered in connection with a liquidation, the allocations and distributions that the Managing Member proposes to make to the Class B Member under Section 10.2 in light of the calculations.  The Managing Member will make its advisers available to answer any questions about the calculations contained in any such Target IRR Report.

(c)           Calculation Rules and Conventions.  The Managing Member will employ the following calculation rules and conventions in determining whether the Class B Member has reached the Target Internal Rate of Return:

(i)           Continuity of Ownership.  The Managing Member will treat ownership of the Class B Membership  Interests as being continuous from the Closing Date to the relevant testing date as of which the calculation is being made without regard to any change in ownership of the Class B Membership Interests during such period.

(ii)          Cash Flows.  The “Cash Flows” taken into account in determining the Internal Rate of Return will consist solely of (A) the Capital Contributions made by the Class B Member for the Class B Membership Interests on the Closing Date and the Capital Contributions required to be made pursuant to Section 4.3, which for purposes of determining Cash Flows to calculate Internal Rate of Return will be deemed to have been made in all circumstances in accordance with Section 4.3, (B) out-of-pocket costs and expenses paid or incurred by the Class B Member in connection with any event that is the subject of a Direct Claim that the Class A Member is required to pay, including amounts relating to the enforcement of such Direct Claim or the defense of any third party claim against the Class B Member, (C) distributions to the Class B Member made on any (1) Distribution Date pursuant to Section 6.1 or (2) date of distribution of liquidation proceeds pursuant to Section 10.2(e) (or to be made on the Distribution Date or date of distribution of liquidation proceeds as of which the Internal Rate of Return is being determined), (D) subject to the proviso contained in the last sentence hereof, indemnity payments and cost and expense reimbursements received by a Class B Member from the Company or the Class A Member and (E) the Grossed-Up PTC Amount based on the PTCs received by the Class B Member determined in accordance with subsection (iii) of this Section 7.11(c) to be received on any Estimated Tax Payment Date.  Any amount received by the Class B Member which is in the nature of a recovery or replacement of,  or indemnity or compensation for, and is the substantial economic equivalent of an item which would otherwise be taken into account in the foregoing clauses (A) through (E) will be deemed received for purposes of the calculation of the Internal Rate of Return on the date so received by such Class B Member; provided, however that, any payments received pursuant to Article XI for lost depreciation deductions, other deductions and losses and credits other than PTCs shall not be taken into account for purposes of calculating the Internal Rate of Return in accordance with this Section 7.11(c)(ii).

(iii)         PTCs

(A)           PTC Amounts will be calculated on the basis of the Fixed Tax Assumptions, unless any Fixed Tax Assumption is incorrect as the result of the breach of a representation or covenant by the Class A Member in this Agreement or the Contribution Agreement.  The Fixed Tax Assumptions will apply without regard to any changes in law and irrespective of any determination as to whether such assumptions were correct when made or whether any assumed or resulting tax treatment is allowable on or at any time after the Closing Date.  In all other respects PTC Amounts for any taxable period will be calculated based on the amounts actually realized or deemed to be realized under subsection (B) below in accordance with the federal income tax accounting methods and tax elections actually used with respect to such period by the Company in the preparation of its federal income tax reports and returns, or as adjusted as a result of any amended  return or federal income tax audit of the Company (other than any adjustments in an amended return or as a result of a federal income tax audit resulting in any change in the Fixed Tax Assumptions except to the extent the Fixed Tax Assumption is incorrect as the result of the breach of a representation or covenant by the Class A Member in this Agreement or the Contribution Agreement) and taking into account any change in the PTC reference price.  Notwithstanding anything herein to the contrary, the calculation of PTC Amounts shall not take into account Section 199 of the Code.

(B)           Any PTCs and any adjustments to such items from a period after the Closing Date (without regard to adjustments to PTCs that result from the inaccuracy of a Fixed Tax Assumption, except to the extent such inaccuracy results from the breach of a representation or covenant by the Class A Member in this Agreement or the Contribution Agreement) allocable to the Class B Membership Interests will be deemed to produce Grossed-Up PTC Amounts on the Estimated Tax Payment Dates  (to be spread in four equal installments across the applicable Estimated Tax Payment Periods) for the Taxable Year in which such PTCs arise without regard to any provision of law limiting, restricting, deferring or disallowing such PTCs that are applicable to the Class B Member as opposed to the Company and without regard to the existence of tax liability against which the Class B Member is permitted to offset such PTC.

(C)           With respect to any calendar year which has not ended prior to the date as of which the calculation is being made, the Grossed-Up PTC Amounts allocable to the Class B Member for the portion of such year as has been completed (as of the end of the month immediately preceding such date) shall be allocated ratably and treated as having been allocated on the Estimated Tax Payment Dates for such Taxable Year, including Estimated Tax Payment Dates which fall subsequent to the date.  In any case in which Grossed-Up PTC Amounts are deemed to be received after such date of distribution of liquidation proceeds, such Grossed-Up PTC Amounts shall be included in the calculation of the Target Internal Rate of Return on such future Estimated Tax Payment Date(s).

(d)           End-of-Year True Up.  If, for reasons other than inaccuracy of the Fixed Tax Assumptions (unless they are incorrect as a result of breach of a representation or covenant by the Class A Member) or the calculation assumptions and conventions in Section 7.11(c), the federal income tax return that the Company files for the Fiscal Year in which the Target Internal Rate of Return is achieved suggests that the Target Internal Rate of Return was not achieved in the month that the Company assumed, then the Managing Member will recalculate when the Target Internal Rate of Return was achieved and send a new notice that includes the Target IRR Report showing the Managing Member’s calculations to the Class B Member.  The Managing Member will also calculate the shortfall in or excess Distributable Cash, in present value terms using the Target Internal Rate of Return as the discount rate, that the Members received as a consequence of the earlier miscalculation (the “Cash Difference”).  Any Member that received actual distributions in excess of the recomputed distributions will reimburse the Company by the next Distribution Date following receipt of notification of such excess distributions.  The Company will redistribute the reimbursed excess distribution in accordance with the recomputed distributions.  If such Member does not reimburse the Company by the next Distribution  Date following receipt of notification of excess distributions, the Company may elect to either (i) sue the defaulting Member for any amounts due or (ii) withhold any cash distributions to be made to such Member until the Cash Difference has been eliminated.

(e)           Curative Flip  Allocations.  If, for reasons other than inaccuracy of the Fixed Tax Assumptions (unless they are incorrect as a result of breach of a representation or covenant  by the Class A Member) or the calculation assumptions and conventions in Section 7.11(c), after filing the federal income tax return for the year in which the Company treated the Target Internal Rate of Return as having been achieved, there is a change in PTCs the Company reported for the period through the end of the month in which the Target Internal Rate of Return was assumed to have occurred, and the Company has not yet made liquidating distributions under Section 10.2, then there will be a “Curative Flip  Allocation.”  The Managing Member will determine the shortfall between the Target Internal Rate of Return and the Internal Rate of Return the Class B Members actually achieved through the last Distribution Date the Company distributed cash under Section 6.l(a).  The sharing percentages in Section 6.1 will be adjusted for subsequent distributions to the maximum extent necessary to restore the Class B Member to the Target Internal Rate of Return as of such date; provided that in no event shall such sharing percentages be adjusted to less than (i) five percent for the Class B Member or (ii) one percent for the Class A Member.  Such change in sharing percentages shall remain in effect until, and to the extent necessary so that, the difference between the Target Internal Rate of Return and the actual Internal Rate of Return shall have been eliminated.  The Internal Rate of Return the Class B Member actually achieved will be calculated using the Fixed Tax  Assumptions (unless they are incorrect as a result of breach of a representation or covenant by the Class A Member) and the calculation assumptions and conventions in Section 7.11(c).  If an event occurs (prior to the expiration of the applicable statutes of limitation for Taxable Years including or ending prior to the Flip Date with respect to the Class B Member) that would have triggered a Curative Flip Allocation but for the fact  that the Class A Member has already purchased the Class B Membership Interests pursuant to Section 9.6 of this Agreement, then the Class A Member will pay in cash, within 30 days of the occurrence of such event, the economic equivalent of the Curative Flip Allocation as additional consideration for the purchase of the Class B Membership Interests.

(f)           Disputes.  Any dispute by the Class B Member of any item or procedure or calculation of, or which affects, the Target Internal Rate of Return contained in any notice or report delivered to the Class B Member will be disputed in accordance with the dispute resolution mechanism set forth in Section 13.11.

ARTICLE VIII
MANAGEMENT

Section 8.1              Management.

(a)           Each of the Members acknowledges and agrees that the Manager shall have the authority, powers and responsibilities set forth in the Management Services Agreement and as provided herein.  The Company hereby ratifies and approves the Management Services Agreement.  Except (i) for duties and powers delegated to the Manager hereunder or under the Management Services Agreement, (ii) for Major Decisions or Fundamental Decisions and (iii) as otherwise required by applicable Legal Requirements, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Managing Member, who shall take all actions for and on behalf of the Company not otherwise provided for in this Agreement.  In addition, the Members may, with the consent of the Managing Member or Manager, as applicable, vest in the Managing Member or the Manager the authority to take actions for and on behalf of the Company not otherwise provided for in this Agreement or the Management Services Agreement; provided that any such action shall require the Super Majority Vote of Members.  The Class B Members holding 80 percent of the Class B Membership Interests (by voting power) may, at any time and from time to time, remove the then-acting Manager as the Manager and fill any vacancy as Manager caused by such removal with a replacement manager upon either (x) Cause for removal or (y) a Bankruptcy, foreclosure or involuntary transfer of the Class A Membership Interests held by the Class A Member.

(b)           If the Manager is removed or resigns and the replacement manager is an Affiliate of the Class A Member, then the Class A Member will guarantee the performance by such replacement manager of its obligations and liabilities under the Management Services Agreement.  If any replacement Manager is not an Affiliate of the Class A Member, then the guarantee described in this Section 8.1(b) shall not be provided.

Section 8.2              Managing Member

.  The Managing Member shall be the Member designated to act as such hereunder from time to time in accordance with the provisions of this Section 8.2 (the “Managing Member”). The initial Managing Member shall be Ormat.  The Managing Member may, at any time, upon not less than 60 Business Days’ notice to the other Members resign as Managing Member and will in good faith assist the Members with finding a replacement Managing Member and providing them with reasonable assistance in transitioning to the new Managing Member.  The Members, by Super-Majority Vote prior to the Flip Date and by Majority Vote thereafter, may at any time (i) remove a Managing Member and (ii) fill any vacancy as Managing Member caused by removal, resignation or otherwise.  Notwithstanding the previous sentence, the Class B Members holding 80 percent of the Class B Membership Interests (by voting power) may, at any time and from time to time, remove the then-acting Managing Member as the Managing Member and fill any vacancy as Managing Member caused by such removal upon either (x) Cause for removal or (y) a Bankruptcy, foreclosure or involuntary transfer of the Class A Membership Interests held by the Managing Member.

Section 8.3              Major Decisions.

(a)           In addition to any other approval required by applicable Legal Requirements or this Agreement, Major Decisions are reserved to the Members, and subject to Section 3.2(f), none of the Company, the Managing Member, the Manager or any officer, employee or agent thereof shall do or take or make or approve any Major Decisions, prior to the later of (i) the Flip Date and (ii) the date upon which the Class B Member's restoration obligations pursuant to Section 10.2(g) have been reduced to $0, without a Super-Majority Vote of Members.

(b)           The decision of each Member as to whether or not to consent to any Major Decision shall be in the sole discretion of such Member.  A Member will be deemed to have consented if no written response manifesting an unambiguous approval or rejection is received from that Member within ten Business Days of delivery to that Member of a request for consent.  A request for consent shall be sent by the Manager to each Member as provided in Section 13.1.

Section 8.4              Fundamental Decisions.

(a)           In addition to any other approval required by applicable Legal Requirements or this Agreement, Fundamental Decisions are reserved to the Members, and none of the Company, the Managing Member, the Manager or any officer, employee or agent thereof shall do or take or make or approve any Fundamental Decision without a Supermajority Vote.

(b)           The decision of each Member as to whether or not to consent to any Fundamental Decision shall be in the sole discretion of such Member.  A Member will be deemed to have consented if no written response manifesting an unambiguous approval or rejection is received from that Member within ten Business Days of delivery to that Member of a request for consent.  A request for consent shall be sent by the Manager to each Member as provided in Section 13.1.

Section 8.5              Insurance.  The Managing Member shall cause the Company and its Subsidiaries to acquire and maintain (including making changes to coverage and carriers) the casualty, general liability (including product liability), property damage and/or other types of insurance set forth in Schedule 8.5; provided that, if any such insurance is not available on commercially reasonable terms (which shall be to the reasonable satisfaction of the Class B Member, provided that if the Class B Member does not provide a written response manifesting an unambiguous agreement or disagreement within ten Business Days of notification of such determination the Class B Member shall be deemed to be in agreement), the Managing Member shall cause the Company to establish reasonably satisfactory self insurance reserves and replacement third party insurance shall be procured as soon as commercially reasonable terms are available. The Members shall be added to such insurance as named insured and loss payee as their interests may appear (except for any workers’ compensation policy), with a waiver of subrogation permitted in their favor (where legally permitted or insurance market practice permits).  Unless the insurance required to be carried pursuant to this Schedule 8.5 requires the insurer to provide the Members with at least 30 days written notice of cancellation (ten days for non-payment of premium), the Managing Member hereby covenants and agrees to give the Class B Members at least 30 days written notice of cancellation (ten days for non-payment of premium) to the extent that it receives such notice from the insurer.

Section 8.6              Notice of Material Breach.  The Managing Member shall notify the Class B Members within five Business Days of obtaining actual knowledge of any (a) written notice of default delivered by a party to a Material Contract to a Project Company, the Manager or the Managing Member or (b) default by a party to a Material Contract (other than a Project Company, the Manager or any Affiliate thereof) under such Material Contract, in the case of either (a) or (b), which default, would be reasonably likely to result in a Material Adverse Effect; provided, however, that in the case of any notice of default in connection with the Senior Notes, the Managing Member shall be required to notify, and provide such notice to, the Class B Members immediately and in all cases not later than the following Business Day.

ARTICLE IX
TRANSFERS

Section 9.1              Prohibited Transfers.

Except for Permitted Transfers, no Member shall sell, transfer, assign, convey, pledge, mortgage, encumber, hypothecate or otherwise dispose of all or any part of its Membership Interests or any interest, rights or obligations with respect thereto, directly or indirectly (including through a change of control or merger of such Member) (any such action, a “Transfer”), except as provided in this Article IX.  Any attempted Transfer that does not comply with this Article IX shall be null and void and of no force or effect whatsoever.

Section 9.2              Conditions Applicable to All Transfers.

(a)           Except as otherwise provided in this Section 9.2, all Transfers of Membership Interests must satisfy the following conditions:

(i)           The transferring Member must give notice of the proposed Transfer to each of the other Members not less than ten days prior to the effective date of the proposed Transfer.

(ii)          The Transfer must be approved by a Super-Majority Vote of Members.

(iii)         The transferring Member and the prospective transferee each execute, acknowledge and deliver to the Company such instruments of transfer and assignment with respect to such Transfer and such other instruments as are reasonably satisfactory in form and substance to the other Members to effect such Transfer and to confirm the transferor’s intention that the transferee become a Member in its place, and the prospective transferee makes the representations and warranties set forth in Section 3.11 as of the date of such Transfer.

(iv)         The transferee executes, adopts and acknowledges this Agreement, and executes such other agreements as the Managing Member may reasonably deem necessary or appropriate to confirm the undertaking of the transferee to be bound by the terms of this Agreement and to assume the obligations of the transferor under this Agreement and the Contribution Agreement (to the extent the transferor is to be released from such obligations).

(v)          The Transfer will not violate (x) any securities laws or any other applicable federal or state laws or the order of any court having jurisdiction over the Company or any of its assets or (y) any material contract, lease, security, indenture or agreement binding on the Company or its assets.

(vi)         The Transfer will not result in a termination of the Company or any Project Company under Section 708(b)(1)(B) of the Code, unless the transferor has indemnified the other Members against any adverse tax effects in a manner acceptable to the other Members.

(vii)        The Transfer will not cause the Company to be classified as a publicly traded partnership  treated as a corporation for federal income tax purposes or result in any of the Projects becoming tax-exempt use property, in whole or in part, within the meaning of Section 168(h) of the Code during any applicable recovery period.

(viii)       All consents, approvals and filings required to be obtained or made in connection with the Transfer will have been obtained or made and will be in full force and effect.

(ix)          The Transferee is an Unrelated Person.

(x)           The Transferee is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Section 9.3              Conditions Applicable to All Transfers of Class B Membership Interests.  Except as otherwise provided in this Section 9.3, all Transfers of Class B Membership Interests must satisfy the following conditions (in addition to those in Section 9.2):

(i)           An agreement (or agreements), in form and substance satisfactory to the Class A Member, shall be in full force and effect with respect to the transferee in which the transferee agrees to be bound by all the provisions of (x) this Agreement, including Sections 9.5 and 9.6 of this Agreement, and (y) the Contribution Agreement insofar as it relates to the Class B Membership Interests transferred, including Article VI thereof.

(ii)          Such Transfer will not result in any Person that is not an Approved Transferee holding a Class B Membership Interest.

Section 9.4              Certain Permitted Transfers.  (a) Notwithstanding the foregoing provisions of this Article IX, except as otherwise provided in this Section 9.4, the following Transfers (the “Permitted Transfers”) may be made at any time and from time to time, without restriction and without notice to, approval of, filing with, consent by, or other action of or by, any Member or other Person:

(i)           The issuance of Membership Interests pursuant to the Contribution Agreement.

(ii)          The grant of any security interest in any Membership Interest pursuant to any security agreement any Member may enter into with lenders.

(iii)         A Transfer to a Class A Approved Transferee in connection with any foreclosure or other exercise of remedies in respect of any Class A Membership Interest subject to a security interest referred to in Section 9.4(a)(ii).

(iv)         Any Transfer of all or a portion of the stock, membership interests or assets (including any change of control or merger) of Ormat or any upstream Affiliate of Ormat (other than the assets of any such Affiliate that are Membership Interests); provided, that, prior to the Flip Date, in connection with such transfer Ormat Technologies Inc. will retain direct or indirect control of over 50% of the voting interest in Ormat.

(v)          Any Transfer of Class B Membership Interests by any Class B Member or any Affiliate of such Class B Member to any other Class B Member or any Affiliate of such Class B Member.

(vi)         Any Transfer of all or a portion of the stock, membership interests or assets (including any change of control or merger) of the Class B Members or any Affiliates of the Class B Members (other than (x) the assets of any such Affiliate that are Membership Interests and (y) the stock or membership interests of any such Affiliate the assets of which consist primarily of Membership Interests, directly or indirectly, and such Transfer would result in either (1) any event referred to in Section 9.2(a)(vi), (vii) or (x) or (2) Membership Interests being held, directly or indirectly, by a Person that is a Competitor).

(vii)        Any Transfer made in accordance with Sections 9.5 or 9.6.

(b)           The conditions set forth in Section 9.2(a)(iii) through (viii) shall apply to the Permitted Transfers referred to in Section 9.4(a)(iii).

Section 9.5              Right of First Offer.

(a)           If at any time any Class B Member desires to Transfer any of its Class B Membership Interests to any third Person, other than an Affiliate of such Class B Member, prior to offering the Class B Membership Interests to any such third Person, such Class B Member shall first give notice to the Class A Member (the “Offer Notice”).

(b)           The Class A Member shall have the right, for a period of 30 calendar days after receipt of an Offer Notice, to inform the Class B Member in writing of its offer to purchase the subject Class B Membership Interests, including the price and other terms of such offer (such offer, the “ROFO Offer”).  Any ROFO Offer, if given, shall be irrevocable.

(c)           If the Class B Member chooses, in its sole discretion, to accept the ROFO Offer the closing of the Transfer of the Class B Membership Interests covered by any ROFO Offer shall occur no later than 45 days after the ROFO Offer is given or such later date as may be required to obtain any applicable governmental consents or approvals, or to satisfy any reporting or waiting period under any applicable Legal Requirements, or at such other time as the parties agree.

(d)           If the ROFO Offer is exercised, at the closing of the Transfer, (1) the Class A Member shall pay (by wire transfer of immediately available United States Dollars to such United States bank accounts as the Class B Member may designate in a written notice to the Company and Class A Member no later than five Business Days prior to the closing date for the Transfer pursuant to the ROFO Offer) an amount equal to the product of (i) the cash price of the Class B Membership Interests set forth in the Offer Notice, multiplied by (ii) the Class B Membership Interests subject to the ROFO Offer Notice and (2) the Class B Member shall take the following actions:  (i) the Class B Member shall Transfer to the Class A Member all right, title and interest in and to the Class B Membership Interests, free and clear of all Encumbrances other than Permitted Encumbrances; (ii) the Class B Member shall be deemed to have made the representations set forth on Schedule 9 attached hereto to the Class A Member and the Company; and (iii) the Class B Member shall take all such further actions and execute, acknowledge and deliver all such further documents that are necessary to effectuate the Transfer of the Class B Membership Interests contemplated by this Section.  Upon the closing of such Transfer, (1) all of the Class B Member’s obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer will terminate except those obligations and liabilities accrued through the date of such closing, (2) the Class B Member shall have no further rights as a Member in respect of the Class B Membership Interests which are the subject of such Transfer, and (3) all the rights, obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer shall become the rights, obligations and liabilities of the Class A Member.

(e)           If the Class B Member chooses not to accept the ROFO Offer the Class B Member may Transfer the Class B Membership Interests to any third Person, subject to the other restrictions contained herein.

(f)           A proposed Transfer between one Class B Member to another Class B Member, or between respective Affiliates of such Class B Members, shall not be subject to the right of first offer as set forth in this Section 9.5.

Section 9.6              Flip Purchase Option.

(a)           The Class A Member (or any Affiliate of the Class A Member designated by it) shall have the right, at any time during the twelve-month period after the end of the Fiscal Year in which the Flip Date occurs (but no earlier than the expiration of five years following the date listed on Schedule 3.9(f) to the Contribution Agreement on which the last of the Projects was placed in service for purposes of federal income taxes), to acquire all (but not less than all) of the Class B Membership Interests (the “Flip Purchase Option”), upon giving the Company and all other Members written notice of an election to exercise the Flip Purchase Option (the “Flip Exercise Notice”) during such period.  Any Flip Exercise Notice, if given, shall be irrevocable; provided that, if the Class A Member defaults on its obligation to purchase the Class B Membership Interest pursuant hereto, the Flip Purchase Option shall expire.

(b)           The consideration for the Transfer of the Class B Membership Interests to the Class A Member pursuant to the Flip Purchase Option shall be an amount (payable in United States dollars) equal to the greater of (i) the fair market value of the Class B Membership Interests as of the date of the purchase of the Class B Membership Interests pursuant to this Section 9.6, increased to account for any gain or minimum gain chargeback the Class B Member recognizes due to the exercise of the Flip Purchase Option assuming a tax rate equal to the then highest federal income tax rate applicable to corporations and (ii) $2 million (the “Flip Purchase Price”).  The fair market value of the Class B Membership Interests shall be determined by agreement the Class A Member and all Class B Members, or if they are unable to agree, by appraisal conducted by an appraiser selected jointly by the Class A Member and the Class B Members (and if they are unable to agree upon a single appraiser within a 15-day period, they shall use the Appraisal Method), using an appraisal methodology comparable in all material respects to the Closing Appraisal (unless otherwise agreed by the Class A Member and the Class B Members).  Such determination of the fair market value shall be final and binding on the Class B Members and the Class A Member.

(c)           If the Flip Purchase Option is exercised, the closing of such Transfer shall occur on the Business Day that is (i) 60 days after the applicable Flip Exercise Notice is given or (ii) such later date as may be required to obtain any applicable consents or approvals or satisfy any reporting or waiting period under any applicable Legal Requirements.

(d)           If the Flip Purchase Option is exercised, at the closing of the Transfer, (1) the Class A Member shall pay (by wire transfer of immediately available United States Dollars to such United States bank accounts as the Class B Members may designate in a written notice to the Company and the Class A Member no later than five Business Days prior to the closing date for the Transfer pursuant to the Flip Purchase Option) an amount equal to the Flip Purchase Price (determined in accordance with Section 9.6(b)) and (2) the Class B Members shall take the following actions:  (i) such Class B Member shall Transfer to the Class A Member, all right, title and interest in and to the Class B Membership Interests, free and clear of all Encumbrances other than Permitted Encumbrances; (ii) such Class B Member shall be deemed to have made the representations set forth on Schedule 9 attached hereto to each such Class A Member and the Company; and (iii) such Class B Member shall take all such further actions and execute, acknowledge and deliver all such further documents that are necessary to effectuate the Transfer of the Class B Membership Interests contemplated by this Section.  Upon the closing of such Transfer, (x) all of such Class B Member’s obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer will terminate except those obligations and liabilities accrued through the date of such closing, (y) such Class B Member shall cease to be a Member, and (z) all the rights, obligations and liabilities associated with the Class B Membership Interests which are the subject of such Transfer shall become the rights, obligations and liabilities of each Person acquiring such Class B Membership Interests.

Section 9.7              Regulatory and Other Authorizations and Consents.  In connection with any Transfer pursuant to Sections 9.5 or 9.6 (a “Designated Transfer”), each Member involved shall use all commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of, give all notices to and make all filings with, all Governmental Bodies and third parties that may be or become necessary for the Designated Transfer, its execution and delivery of, and the performance of its obligations under, this Agreement or other Transaction Documents in connection with any such Designated Transfer and will cooperate fully with the other Members in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices and making such filings, including the provision to such third parties and Governmental Bodies of such financial statements and other publicly available financial information with respect to such Member, as such third parties or Governmental Bodies may reasonably request; provided, however, that no Member involved shall have any obligation to pay any consideration to obtain any such consents.  In addition, the Members involved shall keep each other reasonably apprised of their efforts to obtain necessary consents and waivers from third parties or Governmental Bodies and the responses of such third parties and Governmental Bodies to requests to provide such consents and waivers.

Section 9.8              Admission.  Any transferee of all or part of any Membership Interests pursuant to a Transfer made in accordance with this Agreement shall be admitted to the Company as a substitute Member upon its execution of a counterpart to this Agreement.

Section 9.9              Security Interest Consent.  If any Member grants a security interest in any Membership Interest to a Class A Approved Transferee, upon request by such Member, each other Member will execute and deliver to such Class A Approved Transferee holding such security interest (for itself and/or for the benefit of other lenders) such acknowledgments, consents or other instruments as such Class A Approved Transferee may reasonably request to confirm that such grant and any foreclosure or other exercise of remedies in respect of such Membership constitutes a Permitted Transfer under this Agreement.

ARTICLE X
DISSOLUTION AND WINDING-UP

Section 10.1            Events of Dissolution.  The Company shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following:

(a)           the written consent of the Members representing a Super-Majority Vote to dissolve and terminate the Company;

(b)           the entry of a decree of judicial dissolution under Section 18-802 of the Act;

(c)           the occurrence of the Termination Date;

(d)           the disposition of all or substantially all of the Company’s business and assets;

(e)           the issuance of a final, nonappealable court order which makes it unlawful for the business of the Company to be carried on; or

(f)           at any time there are no Members of the Company unless the business of the Company is continued in accordance with the Act.

Section 10.2            Distribution of Assets.

(a)           The Members hereby appoint the Managing Member to act as the liquidator upon the occurrence of one of the events in Section 10.1.  Upon the occurrence of such an event, the liquidator will proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act.  The liquidator may sell, and will use commercially reasonable efforts to obtain the best possible price for the sale of any or all Company property, including to Members.  In no event, without the approval of Members by Super-Majority Vote of Members, will a sale to a Member be for an amount that is less than fair market value (determined by the Appraisal Method if the Members (by Super-Majority Vote) are unable to agree on the fair market value).

(b)           The liquidator will first pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including the Working Capital Loans and all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent, conditional or unmatured liabilities in such amount and for such term as the liquidator may reasonably determine) in the order of priority as provided by law.

(c)           Following the distribution in Section 10.2(b), all assets of the Company will be treated as if sold, and the gain or loss treated as realized on those assets will be allocated first to Members with deficits in their Adjusted Capital Accounts (in the ratio of the deficits if more than one Member’s Adjusted Capital Account is in deficit) in order to eliminate the deficits.

(d)           Remaining gain or loss will be allocated next among the Members in an effort to set the Capital Account of each Class B Member at a level that would allow it to reach the Target Internal Rate of Return out of the liquidating distributions if the Target Internal Rate of Return has not already been achieved, and thereafter among the Members in the ratio in Section 5.1(b).

(e)           After the allocations in clauses (c) and (d) have been made, then Distributable Cash and property will be distributed pro rata to the Members in the amount of the positive balances in their Capital Accounts by the end of the Tax Year during which the liquidation occurs (or, if later, within 90 days after the date of such liquidation).

(f)           The distribution of Distributable Cash and property to a Member in accordance with the provisions of this Section 10.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member on its Membership Interests in the Company of all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of Section 18-502(b) of the Act.  If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return Capital Contributions of each Member, such Member shall have no recourse against the Company or any other Member.

(g)           If  a Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all Tax Years including the Tax Year in which the liquidation and dissolution occurs) the Member shall be obligated to contribute cash to the Company in an amount equal to such deficit balance by the end of the Tax Year of the Company during which the liquidation of the Company occurs, or if later, within 90 days after the date of such liquidation; provided, however, that the restoration obligation of the Class B Member shall not exceed $4,000,000 and the restoration obligation of the Class A Member shall not exceed $0; provided, further, that once the deficit in the Class B Member’s Capital Account has reached $4,000,000 and thereafter is reduced in any amount in any Tax Year, then the restoration obligation of the Class B Member shall not exceed the remaining outstanding deficit in the Class B Member’s Capital Account.  Each Member shall have the right at its sole option to increase the amount of its restoration obligation in this Section 10.2(g).

Section 10.3            In-Kind Distributions.  There shall be no distribution of assets of the Company in kind without the prior Super-Majority Vote of the Members.

Section 10.4            Certificate of Cancellation.

(a)           When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a certificate of cancellation of the Certificate of Formation (the “Certificate of Cancellation”) shall be executed and filed by the liquidator with the Secretary of State of the State of Delaware, which certificate shall set forth the information required by Section 18-203 of the Act.

(b)           Upon the filing of the Certificate of Cancellation, the existence of the Company shall cease.

(c)           All costs and expenses in fulfilling the obligations under this Section 10.4 shall be borne by the Company.

ARTICLE XI
INDEMNIFICATION

Section 11.1            Indemnifications.

(a)           The Class A Member agrees to indemnify, defend and hold harmless Class B Member Indemnified Parties from and against any and all Class B Member Indemnified Costs.

(b)           No claim for indemnification may be made with respect to any breach (other than failure to pay an amount due) unless and until the aggregate amount of claims for which indemnification is (or previously has been) sought exceeds $300,000; provided that, once such threshold amount of claims has been reached, the relevant Indemnified Party shall have the right to be indemnified for all such claims, including amounts that were not previously paid because such threshold amount had not been reached.

(c)           Notwithstanding anything to the contrary contained herein, the Class A Members’ indemnification obligations shall survive the Transfer of any Class A Membership Interests, to the extent that any claim for indemnification by a Class B Member Indemnified Party relates to the period of time prior to such Transfer.

Section 11.2            Direct Claims.  In any case in which an Indemnified Party seeks indemnification under Section 11.1 which is not subject to Section 11.3 because no Third Party Claim is involved (a “Direct Claim”), the Indemnified Party shall notify the Indemnifying Party in writing of any amounts which such Indemnified Party claims are subject to indemnification under the terms of this Article XI.  The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim, except to the extent the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

Section 11.3            Third Party Claims.

(a)           An Indemnified Party shall give written notice to any Indemnifying Party within 30 days after it has actual knowledge of commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a “Third Party Claim”) in respect of which such Indemnified Party may seek indemnification under Section 11.1.  Such notice shall state the nature and basis of such Third Party Claim and the events and the amounts thereof to the extent known.  Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it, he, or she may have to such Indemnified Party under this Article XI, except to the extent the failure to give such notice materially and adversely prejudices such Indemnifying Party.  In case any such action, proceeding or claim is brought against an Indemnified Party, so long as it has acknowledged in writing to the Indemnified Party that it is liable to the Indemnified Party for such Third Party Claim pursuant to this Section, the Indemnifying Party shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interests between it and the Indemnifying Party may exist in respect of such Third Party Claim or such Third Party Claim entails a material risk of criminal penalties or civil fines or non-monetary sanctions being imposed on the Indemnified Party (a “Third Party Penalty Claim”), to assume the defense thereof, with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than as expressly provided below in this Section 11.3; provided nothing contained herein shall permit any Indemnifying Party to control or participate in any Tax contest or dispute involving the Class B Member or any Affiliate of the Class B Member, or permit the Class B Member to control or participate in any Tax contest or dispute involving the Class A Member or any Affiliate of the Class A Member other than the Company; and, provided, further, the Parties agree that the handling of any tax contests involving the Company will be governed by Section 7.7.

(b)           In the event that (i) the Indemnifying Party advises an Indemnified Party that it will not contest a claim for indemnification hereunder, (ii) the Indemnifying Party fails, within 30 days of receipt of any indemnification notice to notify, in writing, such Indemnified Party of its election, to defend, settle or compromise, at its sole cost and expense, any such Third Party Claim (or discontinues its defense at any time after it commences such defense) or (iii) in the reasonable judgment of the Indemnified Party, a conflict of interests between it and the Indemnifying Party exists in respect of such Third Party Claim or the action or claim is a Third Party Penalty Claim, then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim or Third Party Claim.  In any event, unless and until the Indemnifying Party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnifying Party shall be liable for the Indemnified Party’s reasonable costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding.  The Indemnified Party shall cooperate fully with the Indemnifying Party in connection with any negotiation or defense of any such action or claim by the Indemnifying Party.  The Indemnifying Party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  If the Indemnifying Party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense; provided that any such participation of the Indemnified Party shall be at the Indemnifying Party’s sole cost and expense to the extent such participation relates to a Third Party Penalty Claim or if a conflict of interest between the Indemnified Party and the Indemnifying Party exists in respect of the Third Party Claim; and provided, further, that the Indemnifying Party shall not be responsible for the costs and expenses of more than one counsel for all Indemnified Parties.  If the Indemnifying Party does not assume such defense, the Indemnified Party shall keep the Indemnifying Party apprised at all times as to the status of the defense; provided, however, that the failure to keep the Indemnifying Party so informed shall not affect the obligations of the Indemnifying Party hereunder.

(c)           The Indemnifying Party shall not be liable for any settlement of any action, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent.

(d)           Notwithstanding anything in this Section 11.3 to the contrary, the Indemnifying Party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of judgment in respect thereof which imposes any criminal liability or civil fine or sanction or equitable remedy on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party, a release from all liability in respect of such claim.

Section 11.4            Certain Obligation of the Class A Members.  Following the delivery of a notice of Claim pursuant to Section 11.2 or Section 11.3 hereof, as applicable, and providing there is a reasonable basis for such Claim, and the amount of the Claim is reasonable in light of the basis of the Claim, then commencing with the first cash distribution under Section 6.1 hereof made by the Company following the expiration of the 30-day period referred to in Section 11.3(b)(ii) hereof, and until all payments owed by the Class A Member to any Class B Member Indemnified Party pursuant to Section 11.2 or to any other Person pursuant to Section 11.3 hereof have been paid in full (or such lesser amount as shall have been agreed in writing by the Class B Member), any distributions as to which the Class A Member would otherwise be entitled pursuant to Section 6.1 hereof shall not be paid to the Class A Member until the Class B Member Indemnified Party or other Person, as the case may be, shall have received all amounts owed to such Class B Member Indemnified Party or other Person, as the case may be, to which the Class A Member shall have agreed or shall have been determined, as aforesaid, to be liable for, and all Distributable Cash otherwise payable to the Class A Member, shall (to the extent that such Claim is not subject to any good faith dispute) be paid to the Class B Member Indemnified Party or to such other Person.

Section 11.5            After-Tax Basis.  For tax reporting purposes, to the maximum extent permitted by the Code, each Party will treat all amounts paid under any of the provisions of this Article XI as an adjustment to the Capital Contribution for the Membership Interest (or otherwise as a non-taxable reimbursement, contribution or return of capital, as the case may be).  To the extent any such indemnification payment is includable as income of the Indemnified Party as determined by agreement of the Parties, or if there is no agreement, by an opinion of a nationally recognized tax counsel selected jointly by the Parties that such amount “should” be includable as income of the recipient, the amount of the payment shall be increased by the amount of any federal income tax required to be paid by the Indemnified Party or its Affiliates on the receipt or accrual of the indemnification payment, including, for this purpose, the amount of any such Tax required to be paid by the Indemnified Party on the receipt or accrual of the additional amount required to be added to such payment pursuant to this Section 11.5, assuming full taxability, using an assumed tax rate equal to the highest marginal income tax rate applicable to corporations generally (currently 35 percent).  Both Parties shall have the opportunity to comment on the opinion delivered in accordance with the foregoing sentence.  If an opinion is delivered in accordance with this Section 11.5, the Indemnified Party shall report the relevant indemnification payments as income consistent with such opinion and otherwise act in a manner consistent with such opinion.  Any payment made under this Article XI shall be reduced by the present value (as determined on the basis of a discount rate equal to the Target Internal Rate of Return and the same assumptions about taxability and tax rates) of any federal income tax benefit to be realized by the Indemnified Party or its Affiliates by reason of the facts and circumstances giving rise to such indemnification.

Section 11.6            No Duplication.  Any liability for indemnification under this Article XI shall be determined without duplication of recovery.  Without limiting the generality of the prior sentence, if a statement of facts, condition or event constitutes a breach of more than one representation, warranty, covenant or agreement which is subject to the indemnification obligation in Section 11.1, only one recovery of Class B Member Indemnified Costs shall be allowed.

Section 11.7            Survival.  All representations and warranties in this Agreement shall survive until the final date for any assertion of claims as forth in Section 11.8.

Section 11.8            Final Date for Assertion of Indemnity Claims.  All claims by a Class B Member Indemnified Party for indemnification pursuant to this Article XI resulting from breaches of representations or warranties shall be forever barred unless the Class A Member is notified on or prior to the second anniversary of the Closing Date, except that (i) (w) the representations and warranties made as a condition precedent to the Closing and set forth in Sections 3.1 (Organization, Good Standing, Etc.  of Seller), 3.2 (Organization, Good Standing, Etc.  of the Company and Project Companies), 3.3 (Authority) and 3.6 (Ownership) of the Contribution Agreement shall survive indefinitely, (x) the representations and warranties set forth in Section 3.9 (Tax Matters) of the Contribution Agreement shall survive for 60 days after the applicable statute of limitations, (y) the representations and warranties set forth in Section 3.30 (Background Material) of the Contribution Agreement shall survive for four years following the Closing Date, and (z) the representations and warranties set forth in Section 3.13 (Environmental Matters) of the Contribution Agreement shall survive for four years following the Closing Date; provided, that, if written notice of a claim for indemnification has been given by such Class B Member Indemnified Party on or prior to the applicable date described above, then the obligation of the Class A Member to indemnify such Class B Member Indemnified Party pursuant to this Article XI shall survive with respect to such claim until such claim is finally resolved.

Section 11.9            Mitigation and Limitations on Losses.  Notwithstanding anything to the contrary contained herein:

(a)           Reasonable Steps to Mitigate.  The Indemnified Party will take, at the Indemnifying Party’s cost and expense, all commercially reasonable steps identified by the Indemnifying Party to mitigate all Class B Member Indemnified Costs, which steps may include availing itself of any defenses, limitations, rights of contribution, claims against third Persons and other rights at law or equity.  The Indemnified Party will provide such evidence and documentation of the nature and extent of the Class B Member Indemnified Costs as may be reasonably requested by the Indemnifying Party.

(b)           Net of Insurance Benefits.  All Losses shall be limited to the amount of actual out-of-pocket damages sustained by the Indemnified Party by reason of any breach or nonperformance hereunder, net of insurance recoveries from insurance policies of the Project Companies (including under the existing title policies).

(c)           No Consequential Damages.  Except as otherwise provided in the definition of “Class B Member Indemnified Costs” relating to disallowed PTCs and other Tax deductions, Class B Member Indemnified Costs shall not include, and the Indemnifying Party shall have no obligation to indemnify any Indemnified Parties for or in respect of any punitive, consequential, special, incidental or exemplary damages of any nature (other than punitive, consequential, special, incidental or exemplary damages recovered against an Indemnified Party by a Person other than a Party and subject to indemnification hereunder).

Section 11.10          Sole Remedy.  The remedies under this Article XI are the sole and exclusive remedies under this Agreement and the LLC Agreement for the recovery of monetary damages with respect to any breach or failure to perform any covenant or agreement set forth in this Agreement or the LLC Agreement or any breach of any representation or warranty set forth in this Agreement or the LLC Agreement other than fraud or willful misconduct.

Section 11.11          Payment of Indemnification Claims.  Subject to Section 11.4, all claims for indemnification shall be paid by the Indemnifying Party in immediately available funds in U.S. Dollars.  Subject to Section 11.4, payments for indemnification claims shall be made promptly after any final determination of the amount of such claim is made by a court of competent jurisdiction (or by agreement of the Parties involved).

ARTICLE XII
COVENANTS

Section 12.1            Geothermal Matters.

(a)           The Members hereby agree that each Project currently utilizes specific geothermal resources set forth in the Independent Engineer’s report, located on such land set forth in the surveys, each a “Known Project Geothermal Resource Area.”

(b)            Except as otherwise provided in paragraph (c) of this Section 12.1, and only until the Flip Date, (i) the Class A Member shall not develop, construct, own or operate, and shall ensure that none of its Affiliates develop, construct, own or operate, a new geothermal power plant utilizing geothermal resources that form part of any Known Project Geothermal Resource Area, and (ii) the Class A Member shall not, and shall ensure that none of its Affiliates, direct, divert or provide to, or allow to be used by, another Person or for another geothermal power plant, geothermal fluid, brine or other geothermal elements from any Known Project Geothermal Resource Area.

(c)           The restrictions contained in paragraph (b) of this Section 12.1 shall not apply if the Class A Member delivers to the Class B Member a certificate from GeothermEx, Inc. (or other geothermal consultant acceptable to the Class B Member), in form and substance reasonably acceptable to the Class B Member, to the effect that the sustainable operation at the levels of production and PTCs produced assumed in the Base Case Model of the existing Projects owned by the Project Companies will not be adversely affected by the development, construction and operation of the planned new geothermal power plant (in the case of clause (i) of Section 12.1(b)) or such redirection, diversion or provision of geothermal elements (in the case of clause (ii) of Section 12.1(b)).

Section 12.2            Compliance with Senior Notes and Certain Other Material Contracts.  The Managing Member shall take such actions, acting in accordance with the Prudent Operator Standard, to (a) comply, or to cause the Company and/or the Project Companies, as applicable, to comply in all material respects with the terms and conditions of the Senior Notes, and (b) cause the Project Companies to perform and observe their respective covenants and obligations under the Material Contracts to which they are party except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided, that (i) it shall not be a breach of the Managing Member’s obligations under this Section 12.2 if any failure to comply with any obligation under the Senior Notes or the other Material Contracts, as the case may be, is not reasonably susceptible to cure within the requisite time period (if any) by the Managing Member, Company or relevant Project Company, as the case may be, or funds are not available from Distributable Cash as needed to effect such cure, (ii) the Managing Member shall have no obligation to cause Company funds to be applied towards any payments due and owing under the applicable Senior Notes or with respect to any Project Company's other obligations (in either such case only to the extent that adequate funds are not available at such Project Company) other than from Distributable Cash available in accordance with this Agreement, and (iii) for the avoidance of doubt, the Managing Member shall have no obligation to use its own funds to perform any obligation hereunder.

Section 12.3            Mammoth G1 Expansion.  The Class A Member shall make Capital Contributions to the Company in substantial conformity with Schedule 2.4(v) of the Contribution Agreement in connection with those certain capital improvements to be made to the Mammoth G1 facility.

Section 12.4            Certain Tax Matters.

(a)           Each Member hereby covenants to the Company and the other Member that it will be a “United States person” as defined in Section 7701(a)(30) of the Code, and will not be subject to withholding under Section 1446 of the Code.

(b)           Each Member hereby covenants to the Company and the other Member that it will be an Unrelated Person.

(c)           Each Member hereby covenants to the Company and the other Member that it will not take any action that would cause the assets of the Company or any Project Company to constitute tax-exempt use property within the meaning of Section 168(h) of the Code.

(d)           The Managing Member hereby covenants that each Project shall be located in its entirety in the United States.

(e)           The Managing Member hereby covenants that, for purposes of Section 45(b)(3) of the Code, there shall be no (i) grant provided by the United States, any state or any political subdivision of a state for use in connection with any PTC Eligible Project, (ii) issue of state or local government obligations used to provide financing for any PTC Eligible Project the interest on which is exempt from federal income tax under Section 103 of the Code, (iii) subsidized energy financing provided (directly or indirectly) under a federal, state, or local program provided in connection with any PTC Eligible Project or (iv) other credit claimed with respect to any property that is part of a PTC Eligible Project, in each case unless agreed to by a Major Decision or otherwise consented to or claimed by the Class B Member.

(f)           The Managing Member hereby covenants that each PTC Eligible Project shall derive energy from a geothermal reservoir consisting of natural heat that is stored in rocks or in an aqueous liquid or vapor.

(g)           The Managing Member hereby covenants that it will not make capital improvements to any PTC Eligible Project prior to the Flip Date, without consent of the Class B Member, to the extent that the total cost of capital expenditures with respect to the PTC Eligible Project made after the relevant date set forth on Schedule 3.9(f) of the Contribution Agreement would exceed four times the value of the equipment that was part of the PTC Eligible Project on such date.

(h)           The Managing Member hereby covenants that it will sell to an Unrelated Person all electricity generated by any PTC Eligible Project that is capable of being sold and that no more of such electricity than is necessary will be used to satisfy the load requirements of any Project.

(i)           The Managing Member hereby covenants that in each Tax Year the Company shall continue to claim cost recovery deductions in accordance with Section 611 of the Code and the applicable Treasury Regulations for depletion of the Steam Resource.

(j)           The Managing Member hereby covenants that to the extent the Company pays or incurs any intangible drilling and development costs, the Managing Member will provide notice to the Class B Member within sixty (60) days of the Company incurring any such costs, which notice shall provide the amount of such intangible drilling and development costs and describe the Class B Member’s option to make an election with respect to such costs pursuant to Section 59(e) of the Code.

(k)           The Managing Member hereby covenants that it will not cause the Company or any Project Company to (x) apply for a grant with respect to any PTC Eligible Project from the U.S. Treasury Department under Section 1603 of the American Recovery and Reinvestment Tax Act of 2009 or (y) claim an investment tax credit under Section 48 of the Code with respect to any PTC Eligible Project or any portion thereof.

Section 12.5            Fluid Supply Agreements.  Ormat shall cause each of ORNI 10 and Western States Geothermal Company, as applicable, to perform their respective obligations under the Fluid Supply Agreements.

ARTICLE XIII
MISCELLANEOUS

Section 13.1            Notices.  Unless otherwise provided herein, any offer, acceptance, election, approval, consent, certification, request, waiver, notice or other communication required or permitted to be given hereunder (collectively referred to as a “Notice”), shall be in writing and deemed given if delivered personally, by a nationally recognized overnight courier, by facsimile, or mailed by registered or certified mail (return receipt requested) directed to the intended recipient at the address of such Member set forth on Schedule 4.2(d) attached hereto (as applicable) or at such other address as any Member hereafter may designate to the others in accordance with a Notice under this Section 13.1.  A Notice and other communications given in accordance herewith shall be deemed given (i) on the date of delivery, if hand delivered, (ii) on the date of receipt, if faxed (provided a hard copy of such transmission is dispatched by first class mail within 48 hours), (iii) three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and (iv) one Business Day after the date of sending, if sent by a nationally recognized overnight courier; provided, that a notice given in accordance with this Section but received on any day other than a Business Day or after business hours in the place of receipt, will be deemed given on the next Business Day in that place.

Section 13.2            Amendment.  Except for an amendment of Schedule 4.2(d) hereto in accordance with the terms of this Agreement, and a Transfer of Membership Interests and the admission of a new Member in accordance with the terms of this Agreement, this Agreement may be changed, modified or amended only by an instrument in writing duly executed by all of the Members.

Section 13.3            Partition

.  Each of the Members hereby irrevocably waives, to the extent it may lawfully do so, any right that such Member may have to maintain any action for partition with respect to the Company property.

Section 13.4            Waivers and Modifications.  Any waiver or consent, express, implied or deemed, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company or any action inconsistent with this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company or any other such action.  Failure on the part of a Person to insist in any one or more instances upon strict performance of any provisions of this Agreement, to take advantage of any of its rights hereunder, or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that Person or its rights with respect to that default until the applicable statute of limitations period has lapsed.  All waivers and consents hereunder shall be in writing duly executed by Members representing a Super-Majority Vote of the Members affected by such waiver or consent and shall be delivered to the other Members in the manner set forth in Section 13.1.

Section 13.5            Severability.  Except as otherwise provided in the succeeding sentence, every term and provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.  The preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid terms or provision would be to cause any Party to lose the benefit of its economic bargain.

Section 13.6            Successors; No Third-Party Beneficiaries.  This Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns.  Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Members that this Agreement shall not be construed as a third-party beneficiary contract.  To the fullest extent permitted by law, no creditor or other third party having dealings with the Company shall have the right to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and permitted assigns.  None of the rights of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or of any of the Members.

Section 13.7            Entire Agreement.  This Agreement, including the Schedules, exhibits and annex attached hereto or incorporated herein by reference, constitutes the entire agreement of the Members with respect to the matters covered herein.  This Agreement supersedes all prior agreements and oral understandings among the parties hereto with respect to such matters.

Section 13.8            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict of laws rule or principle that might refer the governance or construction of this Agreement to the law of another jurisdiction.

Section 13.9            Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

Section 13.10          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

Section 13.11          Dispute Resolution.

(a)           Except as provided in Section 13.11(b), in the event a dispute, controversy or claim arises hereunder, the aggrieved party will promptly provide written notification of the dispute to the other party within ten days after such dispute arises.  A meeting will be held promptly between the parties, attended by representatives of the parties with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute.  If the dispute, controversy or claim involves approval of any Annual Budget, the Independent Engineer (or if the Independent Engineer is unable or unwilling to act for any reason, another recognized firm of independent engineers experienced with geothermal power projects comparable to the Projects selected by Super-Majority Vote) will be invited to participate in the meeting and advise the representatives of the parties involved concerning the Independent Engineer’s opinions concerning any such dispute, controversy or claim involving the Annual Budget.  If the parties are not successful in resolving a dispute within 21 days, the parties will thereafter be entitled to pursue all such remedies as may be available to them.

(b)           If the Class B Member disputes the Manager’s calculation of any items in any Target Internal Rate of Return calculation, the Class B Member shall notify the Manager and other Members not more than ten Business Days after the Class B Member has received the applicable Target Internal Rate of Return calculation notice from the Manager.

(i)           In such event, the Members and the Manager shall consider the issues raised or in dispute and discuss such issues with each other and attempt to reach a mutually satisfactory agreement.  If notice of dispute is not given by the Class B Member within such period, any calculation in the Target Internal Rate of Return will be final and binding on the Members.

(ii)          If the dispute as to the Manager’s calculations is not promptly resolved within ten Business Days of such notification of the dispute, the Class B Member and the Manager shall each promptly present their interpretations to an Independent Accounting Firm, and shall instruct the Independent Accounting Firm to determine the correct amount of the calculations in dispute and to resolve the dispute promptly, but in no event more than twenty Business Days after having the dispute submitted to it.  The Independent Accounting Firm will make a determination as to each of the items in dispute, which must be (A) in writing, (B) furnished to each Member and the Manager and (C) made in accordance with this Agreement, and which determination, absent manifest error, will be conclusive and binding on all Members.  Each Member shall use reasonable efforts to cause the Independent Accounting Firm to render its decision as soon as reasonably practicable, including by promptly complying with all reasonable requests by the Independent Accounting Firm for information, books, records and similar items.

(iii)         In the event the Independent Accounting Firm determines that any of the calculations in dispute was incorrect in any material respect, the fees and expenses of the Independent Accounting Firm shall be borne by the Class A Member.  In all other cases the fees and expenses of the Independent Accounting Firm shall be borne by the Class B Member disputing any of the calculations.

Section 13.12          Confidentiality.

The Members shall, and shall cause their Affiliates and their respective stockholders, members, Subsidiaries and Representatives to, hold confidential and not use in any manner detrimental to the Company or any Member all information they may have or obtain concerning Ormat, the Company and their respective assets, business, operations or prospects or this Agreement (the “Confidential Information”); provided, however, that Confidential Information shall not include information that (a) becomes generally available to the public other than as a result of a disclosure by a Member or any of its Representatives, (b) becomes available to a Member or any of its Representatives on a nonconfidential basis prior to its disclosure by the Company or its Representatives, (c) is required or requested to be disclosed by a Member or any of its Affiliates or their respective stockholders, members, Subsidiaries or Representatives as a result of any applicable Legal Requirement or rule or regulation of any stock exchange, or (d) is required or requested by the IRS in connection with the Projects or PTCs relating thereto, including in connection with a request for any private letter ruling, any determination letter or any audit.  Additionally, the Parties may disclose to any and all Persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that no party hereto shall be permitted to disclose such tax treatment in violation of federal or state securities laws.  The preceding sentence is intended to cause the transactions contemplated hereby to be treated as not having been offered under conditions of confidentiality for purposes of Treasury Regulations Section 1.6011-4(b)(3) (or any successor provision) promulgated under Section 6011 of the Code, and shall be construed in a manner consistent with such purpose.  If such party becomes compelled by legal or administrative process to disclose any Confidential Information, such party will provide the other Members with prompt Notice so that the other Members may seek a protective order or other appropriate remedy or waive compliance with the non-disclosure provisions of this Section 13.12 with respect to the information required to be disclosed.  If such protective order or other remedy is not obtained, or such other Members waive compliance with the non-disclosure provisions of this Section 13.12 with respect to the information required to be disclosed, the first party will furnish only that portion of such information that it is advised, by opinion of counsel, is legally required to be furnished and will exercise reasonable efforts, at the other Members’ expense, to obtain reliable assurance that confidential treatment will be accorded such information, including, in the case of disclosures to the IRS described in clause (d) above, to obtain reliable assurance that, to the maximum extent permitted by applicable Legal Requirements, such information will not be made available for public inspection pursuant to Section 6110 of the Code.  Nothing herein shall be construed as prohibiting a party hereunder from using such Confidential Information in connection with (i) any claim against another Member hereunder, (ii) any exercise by a party hereunder of any of its rights hereunder and (iii) a disposition by a Member of all or a portion of its Membership Interest or a disposition of an equity interest in such Member or its Affiliates, provided, that, such potential purchaser shall have entered into a confidentiality agreement with respect to Confidential Information on customary terms used in confidentiality agreements in connection with corporate acquisitions before any such information may be disclosed.  In addition, each Member hereby acknowledges that (i) the financial statements of the Company furnished to Members from time to time are confidential and may constitute material, non-public information concerning Affiliates of the Company or their securities under the United States federal securities laws; (ii) the United States federal securities laws, among other things, prohibit certain persons in possession of material, non-public information concerning companies or securities from buying or selling securities issued by those companies or disclosing that material, nonpublic information to others who buy or sell those securities while in possession of that information (or disclose that information to others who buy or sell); and (iii) each Member has a duty to comply with applicable United States federal securities laws.

(a)           The Members acknowledge that the Class B Member, together with its associated companies, is a global financial services firm (the “Global Financial Services Firm”) engaged in the securities, investment management and credit services businesses.  The Global Financial Services Firm’s securities business is engaged in securities underwriting, trading, brokerage activities, foreign exchange, commodities and derivatives trading, as well as providing investment banking, financing and financial advisory services.  In the ordinary course of its trading, brokerage and financing activities, the Global Financial Services Firm may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of Affiliates of the Company, in debt or equity securities or senior loans of Affiliates of the Company or in any related derivative instrument.  The Global Financial Services Firm, its respective directors and officers may also at any time invest on a principal basis or manage funds that invest on a principal basis, in debt or equity securities of any company that may be an Affiliate of the Company, or in any currency or commodity that may be involved in this transaction, or in any related derivative instrument.  Further, the Global Financial Services Firm may at any time carry out ordinary course brokering activities for any company that may be an Affiliate of the Company.

(b)           The Members also acknowledge that the Global Financial Services Firm, its respective directors and officers, may from time to time perform various investment banking, commercial banking and financial advisory services for clients and customers who may have conflicting interests with respect to the Company.  Each Member hereby acknowledges and agrees that, by reason of law or duties of confidentiality owed to other persons or the rules of any regulatory authority, the Global Financial Services Firm may be prohibited from disclosing information to Members (or such disclosure may be inappropriate), including information as to the Global Financial Services Firm’s possible interests as described in this paragraph and information received pursuant to client relationships.

Section 13.13          Joint Efforts.  To the fullest extent permitted by law, neither this Agreement nor any ambiguity or uncertainty herein will be construed against any of the parties hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been prepared by the joint efforts of the respective attorneys for, and has been reviewed by, each of the parties hereto.

Section 13.14          Specific Performance.  The Members agree that irreparable damage may result if this Agreement is not performed in accordance with its terms, and the Members agree that any damages available at law for a breach of this Agreement may not be an adequate remedy.  Therefore, to the extent that damages available at law for a breach of this Agreement are an inadequate remedy, to the fullest extent permitted by law, the provisions hereof and the obligations of the Members hereunder may be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith.  Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that a Member may have under this Agreement, at law or in equity.

Section 13.15          Survival.  All indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the Company until expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a Person would be entitled to be indemnified or reimbursed, as the case may be.

Section 13.16          Letter of Credit Reimbursement Obligations.

(a)           In the event that Ormat or an Affiliate incurs reimbursement obligations or loans resulting from draws on any Credit Support provided on behalf of the Company or a Project Company, or otherwise advances cash reserves or posts other collateral, such reimbursement obligations, loans or cash advances shall be deemed an unsecured loan to the Company or Project Company, as applicable, by Ormat or such Affiliate, as applicable, to be repaid out of available cash flow of the Company or such Project Company, as applicable before any distributions to the members of such entity.  In any case where Ormat or an Affiliate incurs such loan, such loan shall bear interest and shall otherwise have terms and conditions applicable to Working Capital Loans, excluding any limitations on the aggregate principal amount outstanding on Working Capital Loans.  In any case where any Person other than Ormat or an Affiliate incurs such loan resulting from draws on any Credit Support provided on behalf of the Company or a Project Company, such loan shall bear interest and shall otherwise have terms and conditions applicable to the credit or other facility made available by such Person to Ormat or an Affiliate.

(b)           In the event that Ormat or an Affiliate provides on behalf of the Company or a Project Company any guaranty, letter of credit or surety bond, the entity providing such guaranty, letter of credit or surety bond, if not a Class B Member, shall provide to the Class B Members within ten Business Days an executed copy of such guaranty, letter of credit or surety bond and Ormat or such Affiliate will be entitled to (i) receive a fee (the “Guaranty Fee”) which fee shall be comparable to a fee chargeable for providing such guaranty, letter of credit or surety bond to a project company rated below investment grade (or not rated), on a non-recourse basis, that may be arranged in an arm’s length transaction by a guarantor which would be deemed to have a credit rating of at least BBB+ and taking into account the amount of the underlying obligation being guaranteed and the length of time the guarantee will be outstanding, and (ii) compensation for the costs and expenses (including reasonable legal fees) incurred in connection with effecting, maintaining and renewing such guaranty, letter of credit or surety bond.

(c)           Notwithstanding clauses (a) and (b) above, in the event that Ormat or an Affiliate has posted, or posts, any credit support described in clauses (a) and (b) above in connection with the Senior Notes and incurs reimbursement obligations or loans resulting from draws of such credit support, or otherwise advances cash reserves, provides a guaranty, letter of credit, surety or posts other collateral, such reimbursement obligations, loans, guaranties, letter of credits, sureties or cash advances shall be deemed an obligation of Ormat, individually, not in its capacity as a Member, and shall not be considered a Working Capital Loan or subject to any priority distribution or fee.

(d)           To the extent (i) such credit support in connection with the Senior Notes has been provided and is drawn upon, or (ii) any required reserves, including the Debt Service Reserve Requirement (as defined in the Senior Note Indentures), are below the minimum reserve levels specified within the Senior Notes Indentures, Ormat or an Affiliate shall have the option to, and if Ormat or an Affiliate chooses not to, the Company shall be required to, at least 60 days prior to any Scheduled Payment Date (as defined in the Senior Note Indentures), either (x) post additional acceptable credit support, pursuant to the terms of the Senior Notes or (y) provide cash (including from the reserve established pursuant to clause (b) of the definition of Distributable Cash) to the relevant Project Company, in the case of either (x) or (y) in an amount equal to the lesser of (1) the reserve established pursuant to clause (b) of the definition of Distributable Cash, and  (2) an amount such that, after taking into account the performance of the Projects from the last Scheduled Payment Date, the projected performance of the Projects until the next Scheduled Payment Date, and the debt service payments to made with respect to the applicable Senior Notes on the next Scheduled Payment Date, will result in the Debt Service Reserve Requirements being at the minimum levels specified within the Senior Note Indentures at the next Scheduled Payment Date.

Section 13.17          Recourse Only to Member.  The sole recourse of the Company for performance of the obligations of any Member hereunder shall be against such Member and its assets and not against any assets or property of any present or future stockholder, partner, member, officer, employee, servant, executive, director, agent, authorized representative or Affiliate of such Member.

IN WITNESS WHEREOF, the parties, each a Member, have caused this Limited Liability Company Agreement to be signed by their respective duly authorized officers as of the date first above written.

ORMAT NEVADA INC.

By:	/s/ Connie Stechman
	Name:	Connie Stechman
	Title:	Assistant Secretary

JPM CAPITAL CORPORATION

By:	/s/ Timothy P. O’Keefe
	Name:	Timothy P. O’Keefe
	Title:	Vice President

[Signature Page to LLC Agreement of ORTP, LLC]

Annex I

Definitions

“Accounting Firm” means the Company’s primary independent accounting firm, which shall be any of Deloitte Touche Tohmatsu, Ernst & Young, KPMG International, Pricewaterhouse Coopers or any nationally-recognized Affiliate thereof, at the Managing Member’s election, or such other firm of certified public accountants approved by Members representing a Super-Majority Vote.

“Act” means the Delaware Limited Liability Company Act, Delaware Code Ann.  6, Sections 18-101, et seq. and any successor statute, as the same may be amended from time to time.

“Adjusted Capital Account” means the Capital Account of a Member (a) increased by the amount of potential deficit that the Member is deemed obligated to restore, calculated as described in the last sentence of Treasury Regulation Section 1.704-2(g)(1) and the last sentence of Treasury Regulation Section 1.704-2(i)(5), (b) increased by the amount of any deficit restoration obligation to which the Member has agreed under Section 10.2(g), and (c) decreased by the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Affiliate” of a specified Person means any Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person.  As used in this definition of Affiliate, the term “control” of a specified Person including, with correlative meanings, the terms, “controlled by” and “under common control with,” means (a) the ownership, directly or indirectly, of 50 percent or more of the equity interest in a Person or (b) the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; provided, however, that notwithstanding the foregoing, for purposes of this Agreement, the Company will be deemed not to be an Affiliate of any Member.

“Agreement” means this Limited Liability Company Agreement (and all schedules, annexes and exhibits hereto), as the same may be amended, supplemented or replaced from time to time.

“Annual Budget” has the meaning set forth in Section 7.1(b).

“Appraisal Method” shall mean one appraiser shall be appointed by the Class A Member and one appraiser shall be appointed by the Class B Members, in each case, within 15 days of a party invoking the procedure described in this definition, which appraisers shall attempt to agree upon the fair market value of the Class B Membership Interests.  If either the Class A Member or the Class B Members do not appoint their respective appraiser within five days after the end of the 15-day period referenced in the immediately preceding sentence, the determination of the appraiser appointed by the other Person (if so appointed within such period) shall be conclusive and binding on the Members.  If the appraisers appointed by the Class A Member and the Class B Members are unable to agree upon the fair market value of the Class B Membership Interests within 30 days after the appointment of the second of such appraisers, the two appraisers shall appoint a third appraiser.  In such case, the average of the determinations of the three appraisers shall be conclusive and binding on the Members, unless the determination of one independent appraiser is disparate from the middle determination by more than twice the amount by which the third determination is disparate from the middle determination, in which case the determination of the most disparate appraiser shall be excluded, and the average of the remaining two determinations shall be conclusive and binding on the Members.

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“Appraiser” means Marshall & Stevens Incorporated, or any other appraiser selected by the Members which is independent and has experience in providing appraisals similar to the determination described in Sections 4.6(a) and (b).

“Approved Transferee” means any Person that (a) is an Affiliate of any Class B Member, or (b) (i) (x) satisfies the requirements hereunder applicable to all Transfers of Class B Membership Interests and (y) is not a Competitor, or (ii) is a Person approved by Ormat (such approval not to be unreasonably withheld or delayed), in each case so long as Ormat or an Affiliate is a Class A Member.

“Bankruptcy” of a Person means the occurrence of any of the following events:  (i) the filing by such Person of a voluntary case or the seeking of relief under any chapter of Title 11 of the United States Bankruptcy Code, as now constituted or hereafter amended (the “Bankruptcy Code”), (ii) the making by such Person of a general assignment for the benefit of its creditors, (iii) the admission in writing by such Person of its inability to pay its debts as they mature, (iv) the filing by such Person of an application for, or consent to, the appointment of any receiver or a permanent or interim trustee of such Person or of all or any portion of its property, including the appointment or authorization of a trustee, receiver or agent under applicable law or under a contract to take charge of its property for the purposes of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of its creditors, (v) the filing by such Person of a petition seeking a reorganization of its financial affairs or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute, (vi) an involuntary case is commenced against such Person by the filing of a petition under any chapter of Title 11 of the Bankruptcy Code and within 60 days after the filing thereof either the petition is not dismissed or the order for relief is not stayed or dismissed, (vii) an order, judgment or decree is entered appointing a receiver or a permanent or interim trustee of such Person or of all or any portion of its property, including the entry of an order, judgment or decree appointing or authorizing a trustee, receiver or agent to take charge of the property of such Person for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of the creditors of such Person, and such order, judgment or decree shall continue unstayed and in effect for a period of 60 days, or (viii) an order, judgment or decree is entered, without the approval or consent of such Person, approving or authorizing the reorganization, insolvency, readjustment of debt, dissolution or liquidation of such Person under any such law or statute, and such order, judgment or decree shall continue unstayed and in effect for a period of 60 days.  The foregoing definition of “Bankruptcy” is intended to replace and shall supersede the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

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“Base Case Model” means a financial model agreed to by the Members and attached hereto as Exhibit A.

“Base Production Level of PTC Eligible Projects” shall mean the energy production level of the PTC Eligible Projects measured in megawatt hours as set forth in Schedule 4.3(b) for the applicable period.

“Business Day” means any day other than Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in New York, New York are authorized by law or governmental action to close.

“Capex Contribution” has the meaning given to such term in Section 4.4.

“Capital Account” has the meaning set forth in Section 4.2(a) and as the amounts are adjusted from time to time.

“Capital Contribution” means, with respect to any Member, any amount of money and the initial Gross Asset Value of any property contributed to the Company with respect to the Membership Interests in the Company held or purchased by such Member.

“Capital Interest” means, with respect to any Member, at any time, as the context may require, (i) the balance of such Member’s Capital Account, determined in accordance with Section 4.2 of this Agreement, at such time and (ii) the amount, expressed as a percentage, equal to the fraction the numerator of which is the balance referred to in clause (i) at such time and the denominator of which is the aggregate Capital Account balances of all Members at such time.

“Cause” means fraud, willful misappropriation of funds, gross negligence, willful misconduct or a willful violation of a material provision of this Agreement or the Management Services Agreement applicable to the Managing Member or Manager, respectively and solely in such capacity, which violation applicable to the Managing Member or Manager, respectively and solely in such capacity, (x) continues unremedied for 30 days after Notice of such violation is given to the Managing Member or Manager, as applicable, and (y) has a material adverse effect on (1) the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (2) the rights, remedies or economic benefits of the Class B Members under this Agreement, and (z) is not the result of mere negligence, oversight, misunderstanding or misinterpretation of this Agreement or the Management Services Agreement (or any applicable law referred to in this Agreement) on the part of the Managing Member or Manager, respectively and solely in such capacity.

“Certificate of Formation” has the meaning set forth in the preliminary statements of this Agreement.

“Claim” means any Direct Claim, Third Party Claim or Third Party Penalty Claim.

“Class A Approved Transferee” means a Person (or a direct or indirect subsidiary of such Person) that (i) has a tangible net worth of at least $500,000,000 and (ii) either (x) owns and manages or (y) operates (in each case before giving effect to any Transfer hereunder) not less than 250 megawatts of geothermal projects in the United State, and such Person must have done so for a period of at least five years prior to any Transfer hereunder.

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“Class A Member” means a Member holding one or more Class A Membership Interests.

“Class A Membership Interests” has the meaning set forth in Section 3.1 of this Agreement.

“Class A Membership Interests Transfer” has the meaning set forth in Section 4.6(d).

“Class B Contribution Default” has the meaning set forth in Section 4.3(c).

“Class B Full Payment Option” has the meaning set forth in Section 4.6(c)(i).

“Class B Member” means a Member holding one or more Class B Membership Interests.

“Class B Member Indemnified Costs” means, subject to Article XI of this Agreement, any and all damages, losses, claims, liabilities, demands, charges, suits, Taxes, penalties, interest, costs, and reasonable expenses (including court costs and reasonable attorneys’ fees and expenses), incurred by any of the Class B Member Indemnified Parties resulting from or relating to (A) any breach or default by the Class A Member of any representation, warranty, covenant, indemnity or agreement under this Agreement or any other Transaction Document, including (i) in its capacity as the Managing Member under this Agreement, (ii) in its capacity as Tax Matters Partner under this Agreement and (iii) subject to Section 3.6(e), in its, or its Affiliate’s, capacity as Manager under the Management Services Agreement or (B) any claim for fraud, gross negligence, or willful misconduct relating to this Agreement or any Transaction Document.

“Class B Member Indemnified Parties” means the Class B Member and its respective Affiliates and each of their respective shareholders, members, officers, directors, employees, agents, and other representatives, and their respective successors and assigns.

“Class B Membership Interests” has the meaning set forth in Section 3.1 of this Agreement.

“Class B Partial Payment Option” has the meaning set forth in Section 4.6(c)(i).

“Closing Date Appraisal” has the meaning set forth in the Contribution Agreement.

“Closing Date” has the meaning set forth in the Contribution Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

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“Company” has the meaning set forth in the introductory paragraph hereof.

“Company Minimum Gain” means the amount of minimum gain there is in connection with nonrecourse liabilities of the Company, calculated in the manner described in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Competitor” means any Person which, directly or indirectly, through one or more Subsidiaries, Affiliates or joint ventures, operates, manages, or develops or manufactures equipment for use in geothermal power generating facilities or recovered energy (waste heat) based power generating facilities; provided, that any institution that has a passive interest in a geothermal power generating facility similar to that owned by the holders of Class B Membership Interests hereunder shall not be considered a Competitor solely as a result thereof.

“Confidential Information” has the meaning set forth in Section 13.12.

“Consultation” means to confer with, and reasonably consider and take into account the reasonable suggestions, comments or opinions of another Person.

“Contribution Agreement” has the meaning set forth in the preliminary statements of this Agreement.

 “Contribution Date” means January 31 for each year from 2014 through 2017 on which date the Class B Member will make a Capital Contribution to the Company for PTCs actually generated and allocated to the Class B Member pursuant to Section 4.3(a); provided, however, that if the Class B Member cannot make a determination of the amount of the Capital Contribution it is required to make on the Contribution Date because the PTC Report has not been delivered to the Class B Member pursuant to Section 7.1(f) or a good faith dispute pursuant to Section 7.1(g) or 13.11(b) is ongoing, then such Contribution Date shall be the date the Class B Member actually makes its Capital Contribution.

“Cure Loan” means a loan made by a Member (or any of its Affiliates) to the Company or any Project Company, to pay all or any portion of the outstanding indebtedness under the OrCal Senior Notes or the OFC Senior Notes following an OrCal Senior Notes Trigger Event or OFC Senior Notes Trigger Event, respectively, which loan shall be (i) unsecured, (ii) evidenced by a note substantially in form of Exhibit G hereto, and (iii) otherwise be on terms equivalent in all material respects to loans that would be available from a third party lender that is not an Affiliate of such curing Member.

“Depreciation” means for each Tax Year or part thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for United States federal income tax purposes with respect to an asset for such Tax Year or part thereof, except that if the Gross Asset Value of an asset differs from its adjusted basis for United States federal income tax purposes at the beginning of such Tax Year, the depreciation, amortization, or other cost recovery deduction for such Tax Year or part thereof shall be an amount which bears the same ratio to such Gross Asset Value as the United States federal income tax depreciation, amortization, or other cost recovery deduction for such Tax Year or part thereof bears to such adjusted tax basis.  If such asset has a zero adjusted tax basis, the depreciation, amortization, or other cost recovery deduction for each Tax Year shall be determined under a method reasonably selected by the Managing Member and agreed to by Members representing a Super-Majority Vote.

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“Designated Transfer” has the meaning set forth in Section 9.7.

“Direct Claim” has the meaning set forth in Section 11.2.

“Distributable Cash” means, as of any date, all cash, cash equivalents and liquid investments held by the Company as of such date less all reserves that, in the reasonable judgment of the Managing Member, are necessary or appropriate for the operation of the Company, the Project Companies or the Projects consistently with the Prudent Operator Standard.  Reasonable reserves shall consist of (a) any combination of the following reserves as reasonably determined by the Managing Member: (i) necessary for payment of expenses included in the annual budget, (ii) necessary to prevent or mitigate an emergency situation, (iii) established with the prior written consent of the Members (by Super-Majority Vote), (iv) necessary to allow the Company and the Project Companies to meet expenses that are clearly identified and expected with reasonable certainty to become due, but that are not included in the budget, (v) necessary to ensure sufficient spare parts or the payment of operational and maintenance costs for each of the Projects, (vi) necessary to service any Existing Indebtedness or other indebtedness (the incurrence of which constituted a Major Decision) incurred by the Project Companies, (vii) necessary for well drillings or well maintenance or (viii) one or more additional reserves not referred to in the preceding clauses of this definition of “Distributable Cash” that do not in the aggregate exceed $500,000 and (b) unless the Class B Member is entitled to 100 percent of the Distributable Cash pursuant to clause (ii) of Section 6.1(a), in the event that any debt service reserve letter of credit has been drawn upon under a Depositary Agreement (as such term is defined under the OFC Indenture or the OrCal Indenture, as applicable) and, as a result, the Debt Service Reserve Requirement (as such term is defined under the OFC Indenture or the OrCal Indenture, as applicable) is not fully satisfied, an amount equal to the positive difference, if any, between (x) such Debt Service Reserve Requirement, and (y) the amounts on deposit, whether as cash or letters of credit, in the relevant Debt Service Reserve Account (as such term is defined under the OFC Indenture or the OrCal Indenture, as applicable); provided, however, notwithstanding the foregoing, with respect to any Contribution Date the amount of the Distributable Cash shall never exceed the amount of capital contributions made by JPM pursuant to Section 4.3(a), since the previous Contribution Date.

“Distribution Date” means, each Contribution Date and, so long as any indebtedness remains outstanding under the Senior Notes, semi-annually on the fifth Business Day following the latest distribution dates contained in the Senior Notes, thereafter the last Business Day of each month; provided that, with respect to the period in which the Target Internal Rate of Return is deemed to have been achieved, such later date following the determination that the Target Internal Rate of Return has in fact been achieved in accordance with this Agreement.

“Effective Date” has the meaning set forth in the introductory paragraph hereof.

“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, mortgage, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

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“Estimated Tax Payment Date” shall mean April 30th, June 30th, September 30th and December 31st of any applicable year, or the immediately preceding Business Day.

"Estimated Tax Payment Period" shall mean the periods, within a taxable year, between the Estimated Tax Payment Dates.

“Existing Indebtedness” means the aggregate existing indebtedness outstanding under the Senior Notes.

“Fiscal Year” has the meaning set forth in Section 7.9.

“Fixed Tax Assumptions” means the following assumptions:  (i) the applicable depreciation periods, methods and conventions are shown correctly in the Base Case Model (but not including, for this purpose, any assumption about the accuracy of the purchase price allocation among the Project Company assets); (ii) the Company is a partnership and each of the Project Companies is a disregarded entity; (iii) the Class B Member is a partner in the Company; (iv) Company is the owner for federal income tax purposes of the Projects; and (v) the allocations of tax items (i.e., income gain, loss and deduction, but for the avoidance of doubt, not including depletion) to the Members will be respected by the IRS either because they have “substantial economic effect” or are otherwise consistent with the Members’ interests in the Company within the meaning of Section 704(b) of the Code; provided, however, that a Fixed Tax Assumption described above shall not be a Fixed Tax Assumption to the extent that either (a) such Fixed Tax Assumption is not true as the result of either a breach by the Class A Member or any Affiliate thereof of any representations, warranties or covenants made by such Person, or other obligations of such Person (but, subject to clause (b) below, not including the filing obligation in the third sentence of Section 7.6), to the Class B Member set forth in the Contribution Agreement or this Agreement, unless the action that gives rise to the breach was agreed to by a Major Decision or otherwise consented to by the Class B Member, or (b) the Managing Member does not file a Tax Return which is consistent with that Fixed Tax Assumption, other than as the result of (w) a Major Decision or otherwise consented to by the Class B Member, (x) the breach of a representation, warranty or covenant of the Class B Member under this Agreement or the Contribution Agreement, (y) a change in law, or (z) any final determination under a federal income tax audit or administrative or judicial proceeding  involving such Tax Return or a Tax Return for a prior period making an adjustment to any item affected by that Fixed Tax Assumption; provided that such audit or administrative or judicial proceeding is prosecuted by the Company materially in the manner required by Article VII or (c) such Fixed Tax Assumption is not true as a result of any allocation of depletion.

“Flip Date” means the last day of the month in which the Class B Member has achieved an Internal Rate of Return equal to or greater than the Target Internal Rate of Return.

“Flip Exercise Notice,” “Flip Purchase Option” and “Flip Purchase Price” have the meanings set forth in Section 9.6.

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“Fluid Supply Agreement” means each or any, as applicable, of (i)  Fluid Supply Agreement, dated December 15, 2003, between Brady and Western States Geothermal Company and (ii) Fluid Supply Agreement, dated as of January 24, 2013, by and between ORNI 10 and Mammoth Pacific.

“Fundamental Decisions” means the decisions pursuant to clauses (a), (b), (d), (f), (g), (h), (k), (l), (m), (n), (r), (t), (u) and (v) of the definition of Major Decisions.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied throughout the specified period.

“Global Financial Services Firm” has the meaning set forth in Section 13.12.

“Governmental Body” means the federal government of the United States, any state of the United States or political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity, instrumentality, agency, authority, commission or self-regulatory organization.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted tax basis for federal income tax purposes, except as follows:

(a)           the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the Gross Fair Market Value of such asset as of the date of contribution; provided, that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 4.2(d) shall be as set forth in Schedule 4.2(d);

(b)           the Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values as of the following times:  (i) the acquisition of additional Membership Interests in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of money or Company property as consideration for Membership Interests in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) shall be made only if the Managing Member reasonably determines, after Consultation with the Members, that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c)           the Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the Gross Fair Market Value of such asset on the date of distribution;

(d)           the Gross Asset Values of all Company assets shall be adjusted to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are required to be taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Managing Member determines that an adjustment pursuant to subsection (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

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(e)           if the Gross Asset Value of an asset has been determined or adjusted pursuant to subsection (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset.

“Gross Fair Market Value” means, with respect to any asset, the fair market value of the asset as reasonably determined by the Managing Member and agreed to by Members representing a Super-Majority Vote.

“Grossed-up PTC Amount” means an amount equal to the PTC divided by 1 minus the then highest federal income tax rate applicable to corporations.

“Guaranty Fee” has the meaning set forth in Section 13.16(b).

“Independent Accounting Firm” means PricewaterhouseCoopers, or an accounting firm which is otherwise mutually acceptable to the Class A Member and the Class B Member.

“Independent Engineer” has the meaning set forth in the Contribution Agreement.

“Insurance Consultant” has the meaning set forth in the Contribution Agreement.

“Internal Rate of Return” means the annual effective discount rate computed by taking into account the Cash Flows set forth in Section 7.11(c)(ii) and calculated using the “XIRR” function on Microsoft Office Excel 2007 (or the same function in any subsequent version of Microsoft Office Excel).

“IRS” means the Internal Revenue Service or any successor agency thereto.

“JPM” has the meaning set forth in the introductory paragraph hereof.

“Known Project Geothermal Resource Area” has the meaning set forth in Section 12.1(a).

“Legal Requirement” means, as to any Person (as defined in the Contribution Agreement), any requirement under any law, statute, act, decree, ordinance, rule, directive, permit, order, treaty, code or regulation (including any of the foregoing relating to health or safety matters or any Environmental Law (as such term is defined in the Contribution Agreement)), as enacted, issued or promulgated by any Governmental Body, including all amendments, modifications, extensions, replacements or re-enactments thereof, to the extent that any of the foregoing has the force of law.

“Major Decisions” means any of the following:

(a)           Any sale, lease or other voluntary disposition of any limited liability company interest in the Company or any Project Company;

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(b)           Any sale, lease or other voluntary disposition of all or substantially all of the assets of any Project Company;

(c)           Any sale, lease or other voluntary disposition of any assets of any Project Company with an aggregate fair market value in excess of $5 million during any 12 month period, other than in the Ordinary Course of Business;

(d)           Any Encumbrance or grant of any Encumbrance on the assets or rights of the Company or the assets and rights of any Project Company other than Permitted Liens;

(e)           The Company, or any Project Company (1) cancel, suspend, renew or terminate any Material Contract (2) assign, release or relinquish the rights or obligations of any party to, or amend, any Material Contract if any of the foregoing items in this clause (2) would have a Material Adverse Effect on the Company or any such Project Company, or (3) renew any Material Contract except to the extent such renewal is on substantially the same terms as the original Material Contract, provided that none of such actions will be considered a Major Decision if the actions are required by or resulting from any requirement of any Governmental Body; provided, further, that any amendments, amendments and restatements, modifications, supplements or replacements of power purchase agreements, interconnection agreements, transmission agreements, and water agreements to which a Project Company is a party shall not be a Major Decision, unless such amendment, amendment and restatement, modification, supplement or replacement has a material adverse effect on the Class B Member, the Company or any Project Company.

(f)            The Company or any Project Company takes or files any action or institute any proceedings in Bankruptcy;

(g)           Any merger or consolidation of the Company or any Project Company, other than any merger of one Project Company with another Project Company;

(h)           Any incurrence or guarantee of indebtedness for borrowed money or capitalized lease obligations in excess of (x) $4 million, in the aggregate, for the Company, (y) $3 million, in the aggregate, for any individual Project Holdco and (z) $2 million, in the aggregate, for any individual Project Owner, in each case other than Working Capital Loans;

(i)            Any issuance or redemption by the Company of any Membership Interests or other equity interest of any kind in the Company;

(j)            Approval of any transactions (other than Working Capital Loans and other transactions contemplated by any of the Transaction Documents, including under clause (q) of this definition) between the Company or any Project Company, as the case may be, and any member thereof, the Manager, or any Affiliates thereof;

(k)           Any settlement of claims, litigation or arbitration if, as a result of such settlement, (x) the Company would be obligated to pay more than $4 million, in the aggregate, (y) any individual Project Holdco would be obligated to pay more than $3 million, in the aggregate or (z) any individual Project Owner would be obligated to pay more than $2 million, in the aggregate;

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(l)            Any action that would cause the Company or any Project Company to engage in any business or activity that is not within the purpose of such entity, as set forth in such entity’s Organizational Documents, or to change such purpose, or to the extent that there would be an elective change to any Project Company’s status as a Qualifying Facility or any action that would be inconsistent with the status of a Project Company’s status as a Qualifying Facility (other than as a result of a change in law providing for a successor status for similar projects) if, in each case, such action or change would result in the Class B Member no longer being eligible for an exemption under PUHCA.

(m)          Any amendment or cancellation of the certificate of formation of the Company or any Project Company or any Transaction Document if such amendment or cancellation would have a Material Adverse Effect on the Class B Member;

(n)           The admission of any additional member in the Company, other than pursuant to terms of this Agreement or in connection with the exercise of rights by any lenders to Ormat to which Ormat has pledged its Membership Interests to secure a borrowing by Ormat; provided such lenders are an Approved Transferee;

(o)           Any consent, approval or waiver that would allow the expenditure by any Project Company under an operation and maintenance agreement for a Project, which spending is either (x) not contemplated in an Annual Budget or (y) exceeds by more than the greater of (A) $1 million and (B) ten percent (10%) of the amounts contemplated in an Annual Budget; provided that none of such actions will be considered a Major Decision if the actions relate to expenditures in connection with any expansion capital expenditures for any Project, unless (1) the Class B Members elect to, and the Members agree on, the Class B Members’ funding contributions for such capital expenditure or (2) such expansion has a material adverse effect on the Class B Member, the Company or any Project Company;

(p)           Entering into any contract under which (x) the Company would be obligated to pay more than $4  million, in the aggregate, in any Fiscal Year, (y) any individual Project Holdco would be obligated to pay more than $3 million, in the aggregate, in any Fiscal Year or (z) any individual Project Owner would be obligated to pay more than $2 million, in the aggregate, in any Fiscal Year, in each case, other than (1) Working Capital Loans or (2) as contemplated in an Annual Budget;

(q)           Entering into any contract with any Affiliate of a Member that would require payments by the Company or any Project Company of more than $4 million, in the aggregate, in any Fiscal Year, other than (a) contracts providing for Working Capital Loans, (b) the Transaction Documents or (c) an extension or replacement of an agreement described in the foregoing (a) or (b) with the same or another Affiliate of such Member;

(r)            The Company or any Project Company hire any employees;

(s)           Approval of renegotiations of the operations and maintenance fee under the relevant O&M Agreement to the extent taking place every five years as provided under such O&M Agreement, unless the increase is solely to adjust for inflation;

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(t)            Electing that the Company be treated other than as a partnership for United States federal income tax purposes, or causing the Company to receive (or permit to be received) any grants, tax-exempt bonds, subsidized energy financing, or other federal tax credits, each within the meaning of Section 45(b)(3) of the Code;

(u)           Prior to the end of the applicable statute of limitations for the year in which the Flip Date occurs, (i) commencing of a judicial action (including filing a petition as contemplated in Section 6226(a) or Section 6228 of the Code) with respect to a federal income tax matter or appeal any adverse determination of a judicial tribunal; (ii) entering into a settlement agreement with the IRS which purports to bind the Members; (iii) intervening in any action as contemplated by Section 6226(b) of the Code; (iv) filing any request contemplated in Section 6227(b) of the Code; or (v) entering into an agreement extending the period of limitations as contemplated in Section 6229(b)(1)(B) of Code; and

(v)           Any amendment to modify the amortization schedule of the Senior Notes that either (i) does not reduce the principal payments during the period from the Effective Date to December 31, 2016 and correspondingly increase the principal payments during the period from January 1, 2017 through the maturity thereof or (ii) could reasonably be expected to have a material adverse effect on the Class B Member, the Company or any Project Company.

“Majority Vote” has the meaning set forth in Section 3.2(f).

“Management Services Agreement” means the Management Services Agreement, dated as of January 24, 2013, by and between the Company and Manager, as such agreement may be amended, supplemented or replaced from time to time.

“Manager” means Ormat.  The Manager is a “manager” of the Company within the meaning of the Act.

“Managing Member” has the meaning set forth in Section 8.2.

“Material Adverse Effect” has the meaning set forth in the Contribution Agreement.

“Material Contract” means (1) a contract for the sale of electric energy or transmission services of a Project; (2) a contract, lease, indenture or security under which the Company or any Project Company (a) has created, incurred, assumed or guaranteed any indebtedness for borrowed money or obligations under any lease that, in accordance with GAAP, should be capitalized, (b) has created a mortgage, security interest or other consensual encumbrance on any property with a fair market value in excess of $5,000,000 (other than any Permitted Liens), or (c) has a reimbursement obligation in respect of any letter of credit, guaranty, bond, or other credit or collateral support arrangement required to be maintained by any Project Company under the terms of any contract referred to in clause (1) above; (3) a contract for management, operation or maintenance of a Project; (4) a product warranty or repair contract by or with a manufacturer or vendor of equipment owned or leased by a Project Company with a fair market value in excess of $5,000,000; and (5) any other contract that could require payments of more than $5,000,000, in the aggregate for any Project Company during any Fiscal Year.

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“Member” means any Person executing this Agreement as of the date of this Agreement as a member of the Company or any Person admitted to the Company as a member as provided in this Agreement (each in the capacity as a member of the Company), but does not include any Person who has ceased to be a member of the Company.

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulation Section 1.704-2(b)(4).  An example is where a Member or a person related to the Member makes a loan on a nonrecourse basis to the Company.

“Member Nonrecourse Deductions” has the meaning given to the term “partner nonrecourse deductions” in Treasury Regulation Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Membership Interest” means the limited liability company interest of a Member in the Company, including rights to distributions (liquidating or otherwise), allocations, and to vote, consent or approve, if any.

“Minimum Gain Attributable to Member Nonrecourse Debt” means the amount of minimum gain there is in connection with a Member Nonrecourse Debt, calculated in the manner described in Treasury Regulation Section 1.704(i)(3).

“Nonrecourse Deductions” has the meaning given to such term in Treasury Regulation Sections 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning given to such term in Treasury Regulation Section 1.704-2(b)(3).

“Notice” has the meaning set forth in Section 13.1.

“O&M Agreements” mean, collectively, each of the operation and maintenance agreements between the Operator and a Project Company, as each such agreement may be amended, supplemented or replaced from time to time.

“OFC Indenture” means that certain Indenture, dated February 13, 2004 (as supplemented from time to time), among Ormat Funding, LLC, as issuer, Brady Power Partners, Steamboat Development, LLC, Steamboat Geothermal LLC, OrMammoth, LLC, ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC, each as guarantor, Ormesa LLC, and Union Bank, N.A., as trustee.

“OFC Senior Notes” means the 8 1/4% senior secured notes, due December 30, 2020, issued under the OFC Indenture.

“OFC Senior Notes Event of Default” means an “Event of Default” as defined in the OFC Senior Notes.

“OFC Senior Notes Trigger Event” means the earliest to occur of the following (i) through (iv) and which as of any date of determination shall be continuing:  (i) acceleration of the indebtedness under the OFC Senior Notes; (ii) failure of the Managing Member to proceed with diligence and good faith with respect to the cure of a OFC Senior Notes Event of Default, provided that such default is susceptible to cure by the Managing Member; (iii) 100 consecutive days have elapsed since the occurrence and continuance of a OFC Senior Notes Event of Default and such OFC Senior Notes Event of Default is continuing (and parties to the OFC Senior Notes have not accelerated the indebtedness thereunder) or (iv) Ormat Funding Corporation, or any of its Affiliates, has failed to pay when due any principal or interest under the OFC Senior Notes and any applicable grace or cure period has expired.

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“Offer Notice” has the meaning set forth in Section 9.5(a) of this Agreement.

 “Operations Report” has the meaning set forth in Section 7.1 of this Agreement.

“Operator” means Ormat, or any successor thereto, each in its capacity as the operator pursuant to each O&M Agreement.

"OrCal Indenture” means that certain Indenture, dated December 8, 2005 (as supplemented from time to time), among OrCal Geothermal, LLC, as issuer, OrHeber 1, LLC, OrHeber 2, LLC, Second Imperial Geothermal Company, Heber Field Company, Heber Geothermal Company, each as guarantor, and Union Bank, N.A., as trustee.

“OrCal Senior Notes” means the 6.21% senior secured notes, due December 30, 2020, issued under the OrCal Indenture.

“OrCal Senior Notes Event of Default” means an “Event of Default” as defined in the OrCal Senior Notes.

“OrCal Senior Notes Trigger Event” means the earliest to occur of the following (i) through (iv) and which as of any date of determination shall be continuing:  (i) acceleration of the indebtedness under the OrCal Senior Notes; (ii) failure of the Managing Member to proceed with diligence and good faith with respect to the cure of a OrCal Senior Notes Event of Default, provided that such default is susceptible to cure by the Managing Member; (iii) 100 consecutive days have elapsed since the occurrence and continuance of a OrCal Senior Notes Event of Default and such OrCal Senior Notes Event of Default is continuing (and parties to the OrCal Senior Notes have not accelerated the indebtedness thereunder) or (iv) OrCal Geothermal, or any of its Affiliates, has failed to pay when due any principal or interest under the OrCal Senior Notes and any applicable grace or cure period has expired.

“Ordinary Course of Business” means the ordinary conduct of business consistent with past custom and practice (including with respect to quantity and frequency).

“Organizational Documents” means articles of incorporation, certificate of incorporation, charter, bylaws, articles of organization, formation or association, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

“Ormat” has the meaning set forth in the introductory paragraph hereof.

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“Permitted Encumbrance” means Encumbrances provided for under the Transaction Documents, liens for Taxes not yet due and payable and restrictions on transfer of the Membership Interests under any applicable federal, state or foreign securities law.

“Permitted Investments” means any of the following having a maturity of not greater than one year from the date of issuance thereof:  (a) readily marketable direct obligations of the government of the United States of America or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States of America, (b) insured certificates of deposit of or time deposits with any commercial bank that is a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated at least “Prime 1” (or the then equivalent grade) by Moody’s Investors Service, Inc. or “A 1” (or the then equivalent grade) by Standard & Poor’s Corporation, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1,000,000,000 or (c) money market funds rated “AAA “ or “Aaa2” or better by Standard & Poor’s Corporation or Moody’s Investors Service, Inc.

“Permitted Liens” means (a) liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, employees’, contractors’, operators’ or other similar liens or charges securing the payment of expenses not yet due and payable that were incurred in the Ordinary Course of Business of each Project Company, (c) trade contracts or other obligations of a like nature incurred in the Ordinary Course of Business of each Project Company, (d) obligations or duties to any Governmental Body arising in the Ordinary Course of Business (including under licenses and permits held by the Project Companies and under all Applicable Legal Requirements), (e) obligations or duties under easements, leases or other property rights, (f) Existing Indebtedness and (g) all other encumbrances and exceptions that are incurred in the Ordinary Course of Business of each Project, are not incurred for borrowed money and do not have a material adverse effect on either the use of any assets of the Project Companies as currently used or the value of any such assets.

“Permitted Transfers” has the meaning set forth in Section 9.4.

“Person” has the meaning set forth in Section 18-101(12) of the Act.

“Placed in Service” has the meaning set forth in the Contribution Agreement.

“Portfolio Companies” has the meaning set forth in the preliminary statements of this Agreement.

“Portfolio Subsidiaries” has the meaning set forth in the preliminary statements of this Agreement.

“Pre-Flip Period” means the period commencing on the Effective Date and ending at the end of the month in which the Flip Date occurs.

“Projects” has the meaning set forth in the preliminary statements of this Agreement.

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“Project Companies” has the meaning set forth in the preliminary statements of this Agreement.

“Project Holdco” means each of OFC, OrCal, OrHeber 1, OrMammoth, ORNI 1, ORNI 2, ORNI 7, ORNI 44, and Heber Field, in each case, as defined in the Contribution Agreement.

“Project Owner” means each of Brady Power, Heber Geothermal, Mammoth Pacific, OrHeber 2, Ormesa, Second Imperial Geothermal, Steamboat Development and Steamboat Geothermal, in each case, as defined in the Contribution Agreement.

“Prudent Operator Standard” means that a Person will (a) perform its duties in good faith and as a reasonably prudent operator, (b) perform its duties in compliance with (or to cause the applicable Project Companies to comply in all materials respects with) the requirements of the Material Contracts, (c) exercise such care, skill and diligence as a reasonably prudent business company of established reputation engaged in the geothermal energy business would exercise in the conduct of its business and for the advancement or protection of its own interests, (d) perform the duties in accordance with applicable geothermal energy industry standards, taking into account, prior to the Flip Date, the requirements to maintain qualification for PTCs, (e) use sufficient and properly trained and skilled personnel, and (f) use parts and supplies that meet the specifications set forth in the Material Contracts, in all cases with respect to (a) through (f) herein, taking into account all of the costs, expenses and benefits of operation of each Project.

“PTCs” means the tax credits pursuant to Section 45 of the Code (or any successor to such Code section) for the sale of electricity produced from certain renewable resources.

“PTC Amount” means $0.90 per $1.00 of PTCs actually generated and allocated to the Class B Member, subject to adjustment as set forth in Section 4.3(b) and pursuant to Schedule 4.3(b).

“PTC Eligible Projects” has the meaning set forth in the Contribution Agreement.

“PTC Payment Rate” shall mean the payment rate for each dollar of PTCs for the applicable period based on the actual production levels of the PTC Eligible Projects expressed as a percentage of Base Production Level of PTC Eligible Projects, as set forth on Schedule 4.3(b).

“PTC Report” has the meaning set forth in Section 7.1(f).

“PTC Threshold Amount” shall mean the amount set forth under the same heading in Schedule 4.3(b) for the applicable period.

“Punch-out Option” has the meaning set forth in Section 4.6(c)(ii).

 “Quarter” means, with respect to the Fiscal Year of the Company, each of the three month periods from January 1 through March 31, from April 1 through June 30, from July 1 through September 30 and from October 1 through December 31 of any calendar year.

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“Recapture Gain” has the meaning set forth in Section 5.3(c).

“Representatives” means, with respect to any Person, the managing member(s), the officers, directors, employees, representatives or agents (including investment bankers, financial advisors, attorneys, accountants, brokers and other advisors) of such Person, to the extent that such officer, director, employee, representative or agent of such Person is acting in his or her capacity as an officer, director, employee, representative or agent of such Person.

“Revenue Procedures” means statements of procedure from the IRS designated as such and issued to the general public, affecting the rights or duties of taxpayers or other members of the public under the Code.

“ROFO Offer” has the meaning set forth in Section 9.5(b) of this Agreement.

“Safe Harbor Limitation” has the meaning set forth in Section 5.1(d).

“Senior Notes” means collectively the OFC Senior Notes and the OrCal Senior Notes.

“Senior Note Default” has the meaning set forth in Section 4.6(c).

“Senior Note Indentures” means collectively the OFC Indenture and the OrCal Indenture.

“Senior Notes Event of Default” means either an OFC Senior Notes Event of Default or an OrCal Senior Notes Event of Default.

“Side Letter” means that certain Side Letter between the Company, Ormat Technologies Inc. and Ormat dated January 24, 2013 in connection with operations and maintenance fees.

“Steam Resource” has the meaning set forth in the Contribution Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which such Person (either alone or through or together with any other Person pursuant to any agreement, arrangement, contract or other commitment) owns, directly or indirectly, 50 percent or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Super-Majority Vote” has the meaning set forth in Section 3.2(f).

“Target Internal Rate of Return” means an Internal Rate of Return of 21.36%.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i)           any taxes, customs, duties, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, net worth, employment, occupation, payroll, withholding, social security, alternative or add-on minimum, ad valorem, transfer, stamp, or environmental tax, or any other tax, custom, duty, fee, levy or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax, or additional amount attributable thereto; and

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(ii)          any liability for the payment of amounts with respect to payment of a type described in clause (i), including as a result of being a member of an affiliated, consolidated, combined or unitary group, as a result of succeeding to such liability as a result of merger, conversion or asset transfer or as a result of any obligation under any tax sharing arrangement or tax indemnity agreement.

“Tax Matters Partner” has the meaning set forth in Section 7.7(a).

“Tax Return” means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including any IRS Form K-1 issued to Members by the Company, information return, claim for refund, amended return or declaration of estimated Tax.

“Tax Year” has the meaning set forth in Section 7.10.

“Termination Date” has the meaning set forth in Section 2.4.

“Third Party Claim” has the meaning set forth in Section 11.3.

“Third Party Penalty Claim” has the meaning set forth in Section 11.3.

“Tracking Model” means the Base Case Model, as adjusted from time to time to account for actual performance except as provided in Section 7.11.

“Transaction Documents” means this Agreement, the Contribution Agreement, the Management Services Agreement, the O&M Agreements, the Side Letter and each of the other documents required to be delivered on the Closing Date, individually and collectively.

“Transfer” has the meaning set forth in Section 9.1.

“Treasury Regulations” means the regulations promulgated under the Code, as such regulations are in effect on the date hereof or as otherwise contemplated by Section 5.2.

“Trigger Event” means either of the OFC Senior Notes Trigger Event or the OrCal Senior Notes Trigger Event.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction.

“Unrelated Persons” means a Person that is not “related”, within the meaning of Section 45(e)(4) of Code, to any Person to whom any of the Project Companies sells electricity during the period the Company is entitled to PTCs on such electricity.

“Working Capital Loan” has the meaning given to such term in Section 4.5.

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Schedule 1.A

Portfolio Companies

1) Ormat Funding, LLC, a Delaware limited liability company;

2) ORNI 44 LLC, a Delaware limited liability company; and

3) OrCal Geothermal, LLC, a Delaware limited liability company.

Schedule 1.B

Portfolio Subsidiaries (Project Companies and Projects)

Owner(s) of Portfolio Subsidiary	Ownership %	Name of Portfolio Subsidiary1	Project	Location of Project	Generating Capacity (MW)	PPA Offtaker	PPA End Date
Ormat Funding, LLC (“OFC”)	100%	ORNI 1 LLC	Brady	Churchill County, Nevada	8.1	Sierra Pacific Power Company	August 2022
OFC	100%	ORNI 2 LLC	Brady	Churchill County, Nevada	8.1	Sierra Pacific Power Company	August 2022
ORNI 1 ORNI 2	50% 50%	Brady Power Partners	Brady	Churchill County, Nevada	8.1	Sierra Pacific Power Company	August 2022
OFC	100%	ORNI 7 LLC	Steamboat 2/3	Steamboat Hills, NV	22.2	Sierra Pacific Power Company	2 PPAs: December 2022
ORNI 7	100%	Steamboat Development, LLC	Steamboat 2/3	Steamboat Hills, NV	22.2	Sierra Pacific Power Company	2 PPAs: December 2022
OFC	100%	ORNI 7 LLC	Galena 1	Steamboat Hills, NV	18.9	Sierra Pacific Power Company	January 2026
OFC	100%	Ormesa LLC	Ormesa	East Mesa, CA	50.7	Southern California Edison	November 2017
OFC	100%	OrMammoth, LLC	Mammoth	Mammoth Lakes, CA	26.3	Southern California Edison	3 PPAs: February 2015 (x1); December 2020 (x2)
OrMammoth, LLC ORNI 44 LLC	50% 50%	Mammoth Pacific, L.P.	Mammoth	Mammoth Lakes, CA	26.3	Southern California Edison	3 PPAs: February 2015 (x1); December 2020 (x2)
Mammoth Pacific, L.P.	100%	Mammoth One LLC Mammoth Two LLC Mammoth Three LLC	Mammoth	Mammoth Lakes, CA	26.3	Southern California Edison	3 PPAs: February 2015 (x1); December 2020 (x2)
OrCal Geothermal, LLC (“OrCal”)	100%	OrHeber 1, LLC	Heber 1	Imperial County, CA	38.0	Southern California Edison	December 15, 2015
OrCal OrHeber 1	50% 50%	Heber Geothermal Company G.P.	Heber 1	Imperial County, CA	38.0	Southern California Edison	December 15, 2015
OrCal OrHeber 1	50% 50%	Second Imperial Geothermal Company L.P.	Heber 2	Imperial County, CA	34.2	Southern California Edison	January 2023
OrCal	100%	OrHeber 2 LLC	Heber South	Imperial County, CA	10.0	Southern California Public Power Authority	January 2032

1Italics denote direct Project owners.

Schedule 4.2(d)

Capital Accounts

Member Name and Address	Ormat Nevada, Inc.	JPM Capital Corporation
	Ormat Nevada, Inc. 6225 Neil Road Reno, Nevada 89511 Attn: Asset Management Telephone: (775) 356-9029 Facsimile: (775) 356-9039	JPM Capital Corporation Mail Code IL1-0502 10 South Dearborn 12th Floor Chicago, Illinois 60603 Attn: President Telephone: (312) 732-8100 Facsimile: (312) 732-2231
Class of Membership Interest and percentage	Class A (100%)	Class B (100%)
Capital Account Balance	$383,078,523	$35,723,000
Capital Interest	91.47%	8.53%

Schedule 4.3(b)

PTC Schedule

PTC Threshold Amount
(PTCs in $)

2013	$7,388,581
2014	$7,824,543
2015	$8,050,127
2016	$5,654,188

Base Production Level of PTC Eligible Projects (MWHs)
Funding Date to 12/31/13	432,650
2014	458,178
2015	451,747
2016	317,294

PTC Payment Rate
Production Scenario	PTC Payment Rate
Greater than 95% of Base Production Level	$0.900
Greater than 90% but less than or equal to 95% of Base Production Level	$0.900
Greater than 85% but less than or equal to 90% of Base Production Level	$0.662
Greater than 80% but less than or equal to 85% of Base Production Level	$0.540
Greater than 75% but less than or equal to 80% of Base Production Level	$0.000
Less than or equal to 75% of Base Production Level	$0.000

Schedule 8.5

Insurance

Coverage

The Managing Member shall procure and maintain in full force and effect or cause to be procured or maintained in full force and effect the following minimum insurance coverage consistent with industry practice as set forth below.  All such insurance carried shall be placed with such insurers having a minimum A.M. Best rating of A- :X, or its equivalent with such rating agencies as AM Best or S&P and admitted or approved in the State of Nevada and California (as applicable), and be in such form, with such other terms, conditions, limits and deductibles (subject to the minimum insurance coverage below) and such other or additional insurance to cover increases or changes in risks, policy limits, policy coverage or otherwise which are considered prudent in the geothermal  industry for property and facilities similar in type, nature, use and location of the Project.

I.             Operations Period

1.
All Risk Property Insurance.  All risk property insurance covering each and every component of the equipment against physical loss or damage including but not limited to fire, lightning, extended coverage, collapse, flood, earth movement, windstorm, hail, explosion, smoke, malicious mischief and comprehensive boiler and machinery coverage, including electrical malfunction and mechanical breakdown coverage.  Such insurance coverage shall not include any exclusion for resultant damage caused by faulty workmanship, design or materials.  Such insurance coverage shall be written on a replacement cost basis in an amount not less than $215,000,000 for the Projects on a per occurrence basis (reinstated following covered claims) with no aggregate with the exception of the following sublimits to apply to the Project (except where noted below):

Flood Aggregate	$100,000,000
Flood Zones A and V	$10,000,000
Earthquake Aggregate	$100,000,000
CA and HI Earthquake Aggregate	$65,000,000
Earthquake MunichRe Zones 3 and 4	$50,000,000
Volcanic Eruption	$10,000,000
Demolition and Increased Cost of Construction	20% of damaged location TIV
Time Element from Service Interruption	$15,000,000
Expediting Expenses	$10,000,000
Debris Removal	Lesser of $10,000,000 or 10% of Loss
Contingent Time Element – Locations with XS of $20MM BI	$10,000,000

Contingent Time Element – Locations with BI less than $20MM	$ 5,000,000
Newly Acquired Locations – 90 days	$20,000,000
Valuable Papers	$ 5,000,000
Leased Equipment	$ 1,000,000
Off-Site Storage	$ 5,000,000
Unnamed Locations	$20,000,000
Pollution Clean-up and Removal	$ 1,000,000
Incidental Course of Construction	$10,000,000
Transit per Conveyance	$15,000,000
Professional Fees	$ 1,000,000
Preservation of Property	$ 5,000,000
Mobile Equipment	$ 500,000
Fine Arts	$ 500,000
Claims Cost Expense	$ 500,000
Transmission and Distribution	As Per Below
Errors and Omissions	$ 1,000,000
Ingress/Egress	30 Days
Civil Authority	30 Days
Extra Expense	$ 5,000,000
Accounts Receivable	$ 5,000,000
Property of Employees	$ 1,000,000
Underground Equipment	$ 500,000

2.           Business Interruption.  As an extension of the insurance required under coverage described in Section I(1), the Managing Member shall maintain business interruption insurance on an actual loss sustained basis with an indemnification period of not less than twelve (12) months.  The cover shall include cover for twelve (12) months projected gross revenues (including applicable Production Tax Credits grossed up for taxes, Renewable Electric Certificates or similar revenues), less non-continuing expenses.  The business interruption limit of insurance can be included in the all risk property policy limit described above in I.1.

Such insurance shall include coverage for contingent business interruption covering non-owned substations(s) and switching stations (to the extent they are Tier 1 Named Customers or suppliers) which can be a sublimit to the all risk property policy limit described in I.1. above.
The deductibles for business interruption and contingent business interruption shall not exceed forty-five (45) days.

3.           Commercial or Comprehensive General Liability.  The Managing Member shall maintain third party liability insurance coverage written on an occurrence policy form or claims made basis with a limit of liability of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate.  Such insurance shall include coverage for legal liability to third parties for bodily injury and property damage including premises/operations, explosion, collapse, underground hazards, broad form contractual liability, products/completed operations, broad form property damage and personal injury liability.  Such insurance coverage shall include punitive damages to the extent normally available.  Such policy to have deductibles not to exceed $200,000.

4.           Workers’ Compensation/Employer’s Liability.  If the Managing Member has employees, the Managing Member shall maintain Workers’ Compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of any such employee while at work or in the scope of his or her employment with such entity, and Employer’s Liability insurance in an amount not less than $1,000,000.  Such insurance coverage shall not include any occupational disease exclusions.

5.           Automobile Liability.  Managing Member shall maintain Automobile Liability insurance covering owned, non-owned, leased, hired or borrowed vehicles of the Company if any, against bodily injury or property damage.  Such insurance coverage shall have a limit of liability of not less than $1,000,000.  To the extent the Managing Member has no owned automobiles, hired and non-owned automobile liability can be provided under the commercial general liability policy in lieu of an automobile liability policy.

6.           Excess/Umbrella Liability.  The Managing Member shall maintain Excess/Umbrella Liability insurance written on an occurrence policy form or claims made policy form providing coverage limits in excess of the primary limits applying under policies described in subsections (I)(3), (I)(4) (employers’ liability only), and (I)(5).  Such insurance coverage, including primary limits, shall have a limit of liability of not less than $30,000,000.

In the event the combined commercial general liability limits have the potential to be eroded  by (i) paid claims or (ii) claims reserves, policy limits for the Project will be increased to a minimum amount of not less than $10,000,000 by replenishing the existing policy or by purchasing stand alone insurance for the Project

7.           All deductibles shall be the sole responsibility of the Managing Member.

II.             Endorsements

The Policies required shall contain the following endorsements:

1.           With respect to the liability insurance coverage described herein, except for Workers’ Compensation, each of the Members shall be named as an additional insured.

2.           With respect to the all risk property, machinery breakdown and business interruption policy, the Members shall be named as an additional insured and loss payee as their interests may appear.  It shall be understood that any obligation imposed upon the Managing Member, including but not limited to the obligation to pay premiums, shall be the sole obligation of the Company, and not that of any Member.

3.           The insurance policies or policy endorsements shall provide that:

1.
unless provided for otherwise in Section 8.5(a) of the Agreement, the insurance companies will give the Members at least ten (10) days prior written notice, in the case of nonpayment of premiums, or sixty (60) days’ prior written notice, in all other cases, before any such policy or policies of insurance shall be canceled;

2.
in as much as the liability policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements of the liability policies, with the exception of the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and such liability policies shall include a cross liability clause;

3.           the insurers thereunder shall waive all rights of subrogation against the Members,

4.           such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of the Members with respect to their interests in the Projects; and

5.           the policy (in the case only of property policies, and not in the case of liability policies) shall be endorsed to provide that the insurance policy shall not be voided or vitiated with respect to the interest of the Members due to actions or inactions of any of the insured or any additional insured.

III.         Certifications

1.           On the Funding Date and at each policy renewal, the Managing Member shall provide to the Members approved Certificates of Insurance or cover notes or copies of the actual insurance policies, as the case may be, from each insurer or by the Managing Member’s authorized broker.  Such certification shall identify the underwriters, the type of insurance, the limits, deductibles, and term thereof and shall specifically list the special provisions delineated for such insurance required by Section I and II, above.  Upon request, the Managing Member shall furnish any Member with copies of all insurance policies, binders, cover notes or other evidence of such insurance.

2.           Upon request, concurrent with the furnishing of all certificates referred to in this Schedule 8.5, the Managing Member shall furnish any Member with an opinion from its insurance broker(s), acceptable to such Member, stating that all premiums then due have been paid and that, in the opinion of such broker(s), the insurance then maintained by the Managing Member is in accordance with this Schedule 8.5.  Furthermore, upon its first knowledge, such insurance broker(s) shall advise the Members promptly in writing of any default in the payment of any premiums or any other act or omission, on the part of any Person, which might invalidate or render unenforceable, in whole or in part, any insurance provided by the Managing Member.

IV.         Other

1.           Availability of Insurance.  In the event any insurance (including the limits or deductibles thereof) herein required to be maintained, other than insurance required by law to be maintained shall not be available and commercially feasible on reasonable terms and conditions in the commercial insurance market, the Members, with the advice of an independent insurance consultant, shall not unreasonably withhold its agreement to waive such requirement to the extent the maintenance thereof is not so available; provided, however, that:

1.
the Managing Member shall first request any such waiver in writing, which request shall be accompanied by a letter prepared by an independent insurance advisor of recognized national standing indicating that such insurance is not reasonably available and commercially feasible in the commercial insurance market for electric generating plants of similar type and capacity (and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available) and explaining in detail the basis for such conclusions such insurance advisers and the form and substance of such reports to be reasonably acceptable to the Members;

2.
at any time after the granting of any such waiver any Member may request, and the Managing Member shall furnish to such Member within 15 days after such request, confirmation reasonably acceptable to such Member from such insurance advisers updating their prior reports and reaffirming such conclusion; and any such waiver shall be effective only so long as such insurance shall not be available and commercially feasible in the commercial insurance market, it being understood that the failure of the Managing Member to timely furnish any such supplemental report shall be evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish such non existence.

Schedule 9

Transfer Representations and Warranties

(a)           [The Class B Member] is a [ ] duly organized, validly existing and in good standing under the laws of [ ] and has all requisite [ ] power and authority to transfer the Class B Membership Interests as contemplated by the Agreement.

(b)           [The Class B Member] owns directly [ ] percent of the Company’s outstanding Class B Membership Interests to the extent that is what it was issued under the [Contribution Agreement] [other transfer documentation].

(c)           [The Class B Member] has absolute record and beneficial ownership and title to all of the Membership Interests held by [the Class B Member] to the extent that is what it was issued under the [Contribution Agreement] [other transfer documentation], free and clear of any Encumbrances except Permitted Encumbrances.

(d)           The assignment agreement effecting the Transfer of the Class B Membership Interests from [the Class B Member] to [the Class A Member] has been duly and validly executed and delivered by [the Class B Member] and constitutes [the Class B Member’s] legal, valid and binding obligation, enforceable against it in accordance with its terms (subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect relating to the rights and remedies of creditors as well as to general principles of equity whether considered at law or in equity).

(e)           Neither the execution, delivery and performance by [the Class B Member] of the assignment agreement effecting the Transfer of the Class B Membership Interests from [the Class B Member] to [the Class A Member] nor the consummation of the transactions contemplated thereby will (i) conflict with or result in any breach of any provision of the Organizational Documents of [the Class B Member], (ii) violate or conflict with (or give rise to any right of termination, cancellation or acceleration under) any of the terms, conditions or provisions of any material contract or other instrument or obligation that [the Class B Member] is a party to or by which [the Class B Member] is bound; or (iii) violate any material Legal Requirement or any material license, franchise, permit or other authorization applicable to or affecting [the Class B Member] or any of its respective assets.

(f)           No declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Body or any other Person that has not been made or obtained on or before the date hereof is necessary for the execution, delivery and performance by [the Class B Member] of the assignment agreement effecting the Transfer of the Class B Membership Interests from [the Class B Member] to [the Class A Member] or the consummation by any such Person of the transactions contemplated thereby.

Exhibit A

Base Case Model

See attached.

Exhibit B

Form of Certificate for Class A Membership Interest

THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS.  ACCORDINGLY, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS, AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT AND SUCH STATE SECURITIES LAWS WILL RESULT FROM ANY PROPOSED SALE, TRANSFER OR OTHER DISPOSITION OF SUCH INTERESTS.

THIS CERTIFICATE EVIDENCES AN INTEREST IN ORTP, LLC  AND SHALL BE A SECURITY FOR THE PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.

No. [ ]	Class A Membership Interests

ORTP, LLC
a Delaware Limited Liability Company
Certificate of Interest

This certifies that [               ] is the owner of [              ] Class A Membership Interests in ORTP, LLC  (the “Company”), which limited liability company interests are subject to the terms of the Limited Liability Company Agreement of ORTP, LLC, dated as of January 24, 2013, as the same may be further amended from time to time in accordance with the terms thereof (the “Limited Liability Company Agreement”).

This Certificate of Interest may be transferred by the lawful holders hereof only in accordance with the provisions of the Limited Liability Company Agreement.

IN WITNESS WHEREOF, the said Company has caused this Certificate of Interest to be signed by its duly authorized representative this [_____] day of [__________], 20__.

ORTP, LLC
By ORMAT NEVADA INC., its Manager

By:
Name:
Title:

[Reverse]

INSTRUMENT OF TRANSFER OF
MEMBERSHIP INTEREST IN
ORTP, LLC

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto

___________________________________________

(print or type name of assignee)

the limited liability company interest evidenced by and within the Certificate of Interest herewith, and does hereby irrevocably constitute and appoint __________________ as attorney to transfer said interest on the books of ORTP, LLC, with full power of substitution in the premises.

Dated as of:

[__________________]

By:
Name:
Title:

Exhibit C

Form of Certificate for Class B Membership Interest

THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS.  ACCORDINGLY, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS, AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT AND SUCH STATE SECURITIES LAWS WILL RESULT FROM ANY PROPOSED SALE, TRANSFER OR OTHER DISPOSITION OF SUCH INTERESTS.

THIS CERTIFICATE EVIDENCES AN INTEREST IN ORTP, LLC  AND SHALL BE A SECURITY FOR THE PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.

No.  [ ] Class B Membership Interests

ORTP, LLC

a Delaware Limited Liability Company

Certificate of Interest

This certifies that [ ] is the owner of [ ] Class B Membership Interests in ORTP, LLC  (the “Company”), which limited liability company interests are subject to the terms of the Limited Liability Company Agreement of ORTP, LLC, dated as of January 24, 2013, as the same may be further amended from time to time in accordance with the terms thereof (the “Limited Liability Company Agreement”).

This Certificate of Interest may be transferred by the lawful holders hereof only in accordance with the provisions of the Limited Liability Company Agreement.

IN WITNESS WHEREOF, the said Company has caused this Certificate of Interest to be signed by its duly authorized representative this [_____] day of [__________], 20__.

ORTP, LLC
By ORMAT NEVADA INC., its Manager

By:
Name:
Title:

[Reverse]

INSTRUMENT OF TRANSFER OF

MEMBERSHIP INTEREST IN

ORTP, LLC

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto

_________________________________________

(print or type name of assignee)

the limited liability company interest evidenced by and within the Certificate of Interest herewith, and does hereby irrevocably constitute and appoint __________________ as attorney to transfer said interest on the books of ORTP, LLC, with full power of substitution in the premises.

Dated as of:

[__________________]

By:
Name:
Title:

Exhibit D

Form of Operations Report

A.1.           Monthly Consolidated Operational Information:

Statistic Observed	Actual/IE Predicted	Consolidated	Mammoth	Brady	Ormesa	Steamboat	Galena 1	Heber 1	Heber 2	Heber South
Total Generation (MWhrs) (Available Data Period)	Actual
IE Predicted
Current Year Budget
Deviation
Budget v. Actuals
Capacity Factor (Available Data Period)
IE Predicted

Average Generation (MWs) (Available Data Period)	Actual
IE Predicted
Current Year Budget
Deviation
Budget v. Actuals
Average Generation (MWs) (Trailing 12 Months)	Actual
IE Predicted
Current Year Budget
Deviation
Budget v. Actuals
Total PTC Generation (Available Data Period)	Actual
IE Predicted
Current Year Budget
Deviation
Budget v. Actuals

A.2.           Monthly Consolidated Operational Information by Classification:

Plant
Statistic Observed	Classification (price)	Consolidated	Mammoth	Brady	Ormesa	Steamboat	Galena 1	Heber 1	Heber 2	Heber South
Total Generation (MWhrs) (Available Data Period)	Tier 1 ( )
Tier 2 ( )
On-Peak ( )
Off-Peak ( )
Mid-Peak ( )
Curtailment ( )
Average Generation (MWs) (Available Data Period)	Tier 1 ( )
Tier 2 ( )
On-Peak ( )
Off-Peak ( )
Mid-Peak ( )
Curtailment ( )
Total Generation (MWhrs) (Trailing 12 Months)	Tier 1 ( )
Tier 2 ( )
On-Peak ( )
Off-Peak ( )
Mid-Peak ( )
Curtailment ( )
Average Generation (MWs) (Trailing 12 Months)	Tier 1 ( )
Tier 2 ( )
On-Peak ( )
Off-Peak ( )
Mid-Peak ( )
Curtailment ( )

A.3.           Actual PTC Volume by Month

PTC Rate: $.0.0xx/kw
Actual PTC Volume ($ 000s)		Plant
Month	Consolidated	Mammoth	Brady	Ormesa	Steamboat	Galena 1	Heber 1	Heber 2	Heber South
January
February
March
April
May
June
July
August
September
October
November
December
Total
PTC Exp. Date

B.1.           Year-to-Date Consolidated Operational Information:

Period Beginning:
Ending:

Plant
Statistic Observed	Actual/IE Predicted	Consolidated	Mammoth	Brady	Ormesa	Steamboat	Galena	Heber 1	Heber 2	Heber South
Total Generation (MWhrs) (Available Data Period)	Actual
IE Predicted
Current Year Budget
Deviation
Budget v. Actuals
Average Generation (MWs) (Available Data Period)	Actual
IE Predicted
Current Year Budget
Deviation
Budget v. Actuals
Total Generation (MWhrs) (Trailing 12 Months)	Actual
IE Predicted
Current Year Budget
Deviation
Budget v. Actuals
Average Generation (MWs) (Trailing 12 Months)	Actual
IE Predicted
Current Year Budget
Deviation
Budget v. Actuals
Total PTC Generation (MWhrs) (Available Data Period)	Actual
IE Predicted
Current Year Budget
Deviation
Budget v. Actuals
Total PTC Generation (MWhrs) (Trailing 12 Months)	Actual
IE Predicted
Current Year Budget
Deviation
Budget v. Actuals

2

B.2.           Year-to-Date Consolidated Operational Information by Classification:

Plant
Statistic Observed	Classification (price)	Consolidated	Mammoth	Brady	Ormesa	Steamboat	Galena	Heber 1	Heber 2	Heber South
Total Generation (MWhrs) (Available Data Period)	Tier 1 ( )
Tier 2 ( )
On-Peak ( )
Off-Peak ( )
Mid-Peak ( )
Shortfalls ( )
Replacement Costs ()
Average Generation (MWs) (Available Data Period)	Tier 1 ( )
Tier 2 ( )
On-Peak ( )
Off-Peak ( )
Mid-Peak ( )
Shortfalls ( )
Replacement Costs ()
Total Generation (MWhrs) (Trailing 12 Months)	Tier 1 ( )
Tier 2 ( )
On-Peak ( )
Off-Peak ( )
Mid-Peak ( )
Shortfalls ( )
Replacement Costs ()
Average Generation (MWs) (Trailing 12 Months)	Tier 1 ( )
Tier 2 ( )
On-Peak ( )
Off-Peak ( )
Mid-Peak ( )
Shortfalls ( )
Replacement Costs ()

C.           Explanations

[Short explanation of any variances and/or shortfalls in monthly production]

D.           Graphs

Trailing 12 Month Actual Generation vs Current Year Budget	Current Month Actual Generation vs Current Year Budget

3

Exhibit E

Form of Distributions Report

Period Beginning:
Ending:

All Amounts $ 000s

	Year to Date		Month
Revenues	Predicted	Actual	Predicted	Actual
Mammoth
Brady
Ormesa
Steamboat
Galena
Heber 1
Heber 2
Heber South
Total Revenues

Withholdings
ORTP O&M
Total ORTP Withholdings

Distributable Cash

Cash Distribution	Predicted	Actual
Class A	[100%]	[100%]
Class B	[0%]	[0%]
Total Cash Distribution

PTC Allocation	Predicted	Actual
Class A	[1.00%]	[1.00%]
Class B	[99.00%]	[99.00%]
Total

Expenses [to be broken down by specific expense classifications in tracking model]

[Expense 1]
[Expense 2]
[Expense 3]
Total

Expense History by Month [also broken down by specific classifications in tracking model]

	Consolidated	Mammoth	Brady	Ormesa	Steamboat	Galena	Heber 1	Heber 2	Heber South
January
[Expense 1]
[Expense 2]
[Expense 3]
Total
February
[Expense 1]
[Expense 2]
[Expense 3]
Total
March
[Expense 1]
[Expense 2]
[Expense 3]
Total
April
[Expense 1]
[Expense 2]
[Expense 3]
Total
May
[Expense 1]
[Expense 2]
[Expense 3]
Total
June
[Expense 1]
[Expense 2]
[Expense 3]
Total
July
[Expense 1]
[Expense 2]
[Expense 3]
Total
August
[Expense 1]
[Expense 2]
[Expense 3]
Total
September
[Expense 1]
[Expense 2]
[Expense 3]
Total
October
[Expense 1]
[Expense 2]
[Expense 3]
Total
November
[Expense 1]
[Expense 2]
[Expense 3]
Total
December
[Expense 1]
[Expense 2]
[Expense 3]
Total
Year to Date Total

2

Explanations

[Short explanations of adjustments of revenues, expenses, and/or distributions to their true value and explanations for any variances from the invoice]

Flip Point

	At Close of J.P. Morgan Transaction	At Current Month End
Estimated Flip Point Date
Increase (Decrease) in Flip Date
Flip Point Yield

3

Exhibit F

Form of Working Capital Loan Note

PROMISSORY NOTE
[Working Capital Loan]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

$[    ] [Date]

FOR VALUE RECEIVED, ORTP, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of [      ], [ ](the “Lender”), the principal sum of [ ] dollars $[    ], on date 364 days after the date of this Note (the “Maturity Date”), unless sooner paid as provided herein.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding, from the date hereof until paid in full, at a rate of per annum equal to LIBOR (as defined below) plus [2.0] percent, calculated on the basis of a 360-day year, such interest to be payable monthly on the last business day of each month (each, a “Payment Date”), commencing [insert date].  In addition, all accrued and unpaid interest hereon will be due and payable upon the day that all principal is due and payable (whether on the Maturity Date, by acceleration or otherwise).  For purposes of this Note, “LIBOR” means the rate per annum quoted on the British Bankers’ Association Website “Historic Libor Rates” page, for 1 month Libor as of 10 London Business Days before the date hereof as the rate per annum for deposits in U.S. dollars, or if no rate appears on British Bankers’ Association Website, the one-month London Interbank Offered Rate as published in the Wall Street Journal two London Business Days prior to the date hereof.

Payment of both principal and interest on this Note shall be made by wire transfer to the Lender at such bank instructions provided to the Borrower in lawful money of the United States of America in immediately available funds.

The Borrower shall have the right to prepay this Note in whole or in part at any time, together with interest on the amount prepaid to the date of prepayment, without penalty or premium.

Upon the occurrence of any of the following events, this Note shall become immediately due and payable in full, together with interest accrued thereon:

(i)           the Borrower shall fail to make any payment hereunder when due and payable;

(ii)           the Borrower shall become insolvent, or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar federal, state or foreign law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, or shall by any act or failure to act indicate its consent to or approval of any of the foregoing, or if any corporate action is taken by the Borrower for the purpose of effecting any of the foregoing; or

(iii)           involuntary proceedings or an involuntary petition shall be commenced or filed against the Borrower under any bankruptcy, insolvency or similar federal, state or foreign law or seeking the dissolution, liquidation or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed within sixty (60) days; or any writ, judgment, tax lien, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such writ, judgment, lien, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or any winding-up, dissolution, liquidation or reorganization of the Borrower.

The Borrower waives any and all right to assert any defense (except for the Borrower’s performance under the Note), set-off, counterclaim or cross claim of any nature whatsoever with respect to this Note or the obligations of the Borrower hereunder in any action or proceeding brought by the Lender to collect this Note, or any portion hereof.  The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

The Borrower promises to pay all costs and expenses of the Lender (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in connection with (i) the enforcement of, or collection of any amounts due under, this Note or (ii) any waiver, extension, amendment or modification of this Note.

This Note shall be binding upon, and shall inure to the benefit of, the Borrower and the Lender and their respective successors and assigns; provided, however, that the Borrower shall not assign its rights or obligations hereunder without the prior written consent of the Lender.  This Note may be freely assigned by the Lender without the consent of the Borrower.

2

This Note may only be modified, amended, or terminated (other than by payment in full) by an agreement in writing signed by the Borrower and the Lender.  No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by the Lender.

ALL LEGAL ACTIONS OR PROCEEDINGS BROUGHT AGAINST THE BORROWER WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS NOTE THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE JURISDICTION OF THE AFORESAID COURTS.  THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS.  THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY LEGAL ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL TO THE ADDRESS OF THE BORROWER SET FORTH BELOW.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A HOLDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

IN WITNESS WHEREOF, the Borrower has executed this Note as of the day and year first above written.

ORTP, LLC

By:

Name:
Title:
Address: c/of [__________________]
[__________________] [__________________]

3

Exhibit G

Form of Cure Loan Note

Exhibit H

Form of PTC Report

PTC Eligible Generation
(KWhrs)

Year 201x
			Heber		Steamboat &	Total
	Project	Heber 1	South	Ormesa	Galena	PTC Eligible Generation
Month
January		[ ] KWhrs	[ ] KWhrs	[ ] KWhrs	[ ] KWhrs	[ ] KWhrs
February		[ ]	[ ]	[ ]	[ ]	[ ]
March		[ ]	[ ]	[ ]	[ ]	[ ]
April		[ ]	[ ]	[ ]	[ ]	[ ]
May		[ ]	[ ]	[ ]	[ ]	[ ]
June		[ ]	[ ]	[ ]	[ ]	[ ]
July		[ ]	[ ]	[ ]	[ ]	[ ]
August		[ ]	[ ]	[ ]	[ ]	[ ]
September		[ ]	[ ]	[ ]	[ ]	[ ]
October		[ ]	[ ]	[ ]	[ ]	[ ]
November		[ ]	[ ]	[ ]	[ ]	[ ]
December		[ ]	[ ]	[ ]	[ ]	[ ]

Total		[ ] KWhrs	[ ] KWhrs	[ ] KWhrs	[ ] KWhrs	[ ] KWhrs

Actual Production Level of PTC Eligible Projects (Total PTC Eligible Generation / 1000)						[ ] MWhrs

PTCs

Total PTC Amount for Year 201x:	$[ ]
(equal the product of PTC Eligible Generation (KWhrs) * PTC Rate from Exhibit D for year 201x ($ 0.0x / KWhrs))

PTCs Allocated to Class B Member

A) Percetnage of PTCs allocated to Class B for Year 201x (see Section 5.1(a))	[ ]%

B) Total PTC Amount for Year 201x	$[ ]

C) Class B Member PTC Allocation for Year 201x (equals the product of A and B)	$[ ]

Section 4.3(a) Capital Contribution

W) Actual Production Level of PTC Eligible Projects as a Percentage of Base Production Level of PTC Eligible Projects:	[ ]%
(see Schedule 4.3(b) for applicable Base Production Levelof PTC Eligible Projects)

X) PTC Payment Rate	$[ ]
(see Schedule 4.3(b) for applicable PTC Payment Rate based on W)

Y) Class B Member PTC Allocation for Year 201x in excess of the PTC Threshold Amount for Year 201x, if any	$[ ]
(see Schedule 4.3(b) for applicable PTC Threshold Amount)

Z) Class B Capital Contribution Amount	$[ ]
(equals the product of X and Y)

2